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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039

March 14, 2008

Dear Shareholder:

        You are cordially invited to attend the 2008 annual meeting of shareholders. The meeting will be held on Wednesday, May 7, 2008, beginning at 9:00 a.m. Central Daylight Time, at Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038. A map showing the meeting location is included for your convenience on the back page of this booklet.

        Information about the meeting is presented on the following pages. In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and respond to shareholder questions.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend, we urge you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card or voting instruction card is enclosed for your convenience. Shareholders of record also have the option of voting over the Internet or by using a toll-free telephone number. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

        Thank you for your continued support of Fluor. We look forward to seeing you on May 7th.

Sincerely,

Alan L. Boeckmann Chairman and Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF EXECUTIVE OFFICERS AND DIRECTORS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
ORGANIZATION AND COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
COMPENSATION UNDER VARIOUS TERMINATION SCENARIOS
DIRECTOR COMPENSATION
DIRECTOR SUMMARY COMPENSATION TABLE
DIRECTOR ALL OTHER COMPENSATION
RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES
APPROVAL OF THE FLUOR 2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
OTHER BUSINESS
ADDITIONAL INFORMATION
EXHIBIT A

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 7, 2008

        The annual meeting of shareholders of Fluor Corporation will be held at Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas, on Wednesday, May 7, 2008, at 9:00 a.m. Central Daylight Time. At the meeting, our shareholders will consider and vote on the following matters:

          1.     The election of four Class III directors to serve until the 2011 annual meeting of shareholders and until their respective successors are elected and qualified.

          2.     The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008.

          3.     The amendment of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 400,000,000.

          4.     The approval of our 2008 Executive Performance Incentive Plan.

          5.     Such other matters as may be properly presented at the meeting.

        All shareholders of record at the close of business on March 10, 2008 are entitled to receive notice of and to vote at the meeting. Shareholders are cordially invited to attend the meeting in person; however, regardless of whether you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card or voting instruction card in the postage-prepaid envelope we have provided. You may also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card or voting instruction card. Your prompt response is necessary to ensure that your shares are represented at the meeting.

By Order of the Board of Directors
Carlos M. Hernandez Chief Legal Officer and Secretary
March 14, 2008 Irving, Texas

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 7, 2008: This proxy statement and the company's 2007 Annual Report to Shareholders are available at www.fluor.com/2007annualreport.

FLUOR CORPORATION

PROXY STATEMENT

March 14, 2008

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation (the "company" or "Fluor") of your proxy for use at the annual meeting of shareholders to be held at Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas, on Wednesday, May 7, 2008, at 9:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement and the accompanying proxy/voting instruction card are being mailed to all shareholders on or about March 17, 2008. The expense of the solicitation will be paid by the company. Some officers and employees may solicit proxies personally, by telephone or electronically, without additional compensation. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $16,000 from the company. The company also expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the company's common stock. Except with respect to shares held in the company retirement plans, your proxy is revocable by written notice to the Secretary of the company at any time prior to 24 hours before the commencement of the Annual Meeting, and it shall be suspended if you are a record shareholder or valid proxyholder who attends the meeting and votes in person.

        The current mailing address of the principal executive offices of Fluor Corporation is 6700 Las Colinas Boulevard, Irving, Texas 75039. Please direct all communications to that mailing address.

        On February 26, 2008, the company had 88,593,022 shares of common stock outstanding. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Fluor common stock on the record date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

        Shareholders have one vote for each share of Fluor common stock owned by them as of the close of business on March 10, 2008, the record date, with respect to all business of the meeting. Any director receiving the majority of votes cast (number of shares voted "for" a director must exceed the number of votes cast "against" that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the shares present in person or by proxy at any such meeting and entitled to vote on the election of directors. With respect to the other proposals, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval. On proposals besides the election of directors, abstentions are counted in tabulations of the votes cast and thus have the same effect as a vote against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

        For shares, other than shares held in the Fluor retirement plans, unless otherwise directed in the accompanying proxy card, the proxyholders named therein will vote in accordance with the recommendation of the Board of Directors (1) FOR the election of the four director nominees listed below, (2) FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2008, (3) FOR the amendment of our Certificate of Incorporation to increase the number of authorized shares, and (4) FOR the approval of our 2008 Executive Performance Incentive Plan. As to any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the company does not presently know of any other business.

        For shares held in the company retirement plans, voting instructions must be received by 5:59 p.m. Eastern Daylight Time on May 5, 2008, in order for the trustee to vote your shares in accordance with your instructions. If your voting instructions are not received by 5:59 p.m. Eastern Daylight Time on May 5, 2008, or if you do not provide properly completed and executed voting instructions, any shares you hold in the company retirement plans will be voted by the trustee in favor of the four nominees for director, and in proportion to the manner in which the other company retirement plan participants vote their shares with respect to the other proposals presented here as well as any other proposals.

ELECTION OF DIRECTORS

Proposal 1

        In accordance with the company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which provide for a "classified" board, the four Class III directors, Ilesanmi Adesida, Peter J. Fluor, Joseph W. Prueher and Suzanne H. Woolsey, have been nominated for election at the Annual Meeting to serve a three-year term expiring at the annual meeting in 2011 and until their respective successors are elected and qualified.

        Each of the four nominees listed below has agreed to serve as a director of the company if elected. The company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

        Under the majority standard now applicable to the company's director elections, a director must receive the affirmative vote of a majority of the shares cast; except that directors shall be elected by a plurality of the votes cast if as of the record date for such meeting the number of director nominees exceeds the number of directors to be elected (a situation we do not anticipate). A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee. If an incumbent director is not re-elected, under procedures established by our Governance Committee the director is to tender his or her resignation for consideration by the Board. The Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject the resignation. The Board will then publicly announce its decision regarding whether to accept the resignation and, if not, the reasons why.

Biographical Information

        The following biographical information is furnished with respect to each of the four nominees for election at the Annual Meeting and each of the Class I and Class II directors whose terms will continue after the Annual Meeting. The information presented includes information each director has given us about his or her age, all positions he or she holds with us, his or her principal occupation and business experience for the past five years, and the names of other public companies of which he or she serves as a director. Directors are shown as serving from the dates of their original elections to the Board of Directors of Fluor prior to its reverse spin-off transaction in November 30, 2000 wherein Fluor's coal segment was separated from Fluor's other businesses and became Massey Energy Company.

Class III Directors—Term Expires 2011

ILESANMI ADESIDA, age 58.

Director since 2007; member of the Governance and Organization and Compensation Committees.

Dean of the College of Engineering, University of Illinois at Urbana-Champaign since June 2006; Donald Biggar Willet Professor of Engineering at the University of Illinois at Urbana-Champaign since August 2003; Director, Center for Nanoscale Science and Technology since August 2001. Joined the faculty of the University of Illinois at Urbana-Champaign in 1987.

PETER J. FLUOR, age 60.

Director since 1984; Lead Independent Director since February 2003; Chair of the Organization and Compensation Committee and member of the Executive and Governance Committees.

Chairman and Chief Executive Officer of Texas Crude Energy, Inc., an international oil and gas exploration and production company, since 2001; formerly President and Chief Executive Officer of Texas Crude Energy, Inc. from 1980 to 2001; joined Texas Crude Energy, Inc. in 1972.

Mr. Fluor is also a director of Anadarko Petroleum Corporation, The Woodlands, Texas; and Cameron International Corporation, Houston, Texas.

JOSEPH W. PRUEHER, age 65.

Director since 2003; member of the Governance and Organization and Compensation Committees.

Consulting Professor and Senior Advisor, Stanford University, since 2001; formerly U.S. Ambassador to the People's Republic of China from 1999 to 2001; Admiral, U.S. Navy (Retired), Commander-in-Chief of U.S. Pacific Command from 1996 to 1999.

Mr. Prueher is also a director of Merrill Lynch & Co., Inc., New York, New York; DynCorp International Inc., Falls Church, Virginia; and Emerson Electric Co., St. Louis, Missouri.

SUZANNE H. WOOLSEY, age 66.

Director since 2004; member of the Audit and Governance Committees.

Formerly Chief Communications Officer of The National Academies, an independent, federally chartered policy institution that acts as an advisor to the nation on science, engineering and medicine, from 2000 to 2003; formerly Chief Operating Officer of The National Academies from 1993 to 2000.

Dr. Woolsey is also a trustee of the mutual funds distributed by Van Kampen Funds, Inc., Oakbrook Terrace, Illinois.

Class I Directors—Term Expires 2009

PETER K. BARKER, age 59.

Director since 2007; member of the Audit and Organization and Compensation Committees.

Former Partner at Goldman Sachs & Company until May 2002; joined Goldman Sachs & Company in November 1971.

Mr. Barker is also a director of Avery Dennison Corporation, Pasadena, California; and GSC Investment Corp., New York, New York.

ALAN L. BOECKMANN, age 59.

Director since 2001; Chair of the Executive Committee.

Chairman and Chief Executive Officer of Fluor since February 2002; formerly, President and Chief Operating Officer of Fluor from February 2001 to February 2002; President and Chief Executive Officer, Fluor Daniel, from March 1999 to February 2001; and Group President, Energy and Chemicals from 1996 to 1999; joined Fluor in 1979 with previous service from 1974 to 1977.

Mr. Boeckmann is also a director of Burlington Northern Santa Fe Corporation, Fort Worth, Texas; and Archer Daniels Midland Company, Decatur, Illinois.

VILMA S. MARTINEZ, age 64.

Director since 1993; member of the Audit and Governance Committees.

Partner of Munger, Tolles & Olson LLP, a full-service law firm located in Los Angeles, California, since 1982.

Ms. Martinez is also a director of Anheuser-Busch Companies, Inc., St. Louis, Missouri; and Burlington Northern Santa Fe Corporation, Fort Worth, Texas.

DEAN R. O'HARE, age 65.

Director since 1997; Chair of the Audit Committee and member of the Executive and Governance Committees.

Formerly Chairman and Chief Executive Officer of The Chubb Corporation, the holding company for the Chubb Group of Insurance Companies, from June 1988 until his retirement in December 2002; joined The Chubb Corporation in 1963.

Mr. O'Hare is also a director of H.J. Heinz Company, Pittsburgh, Pennsylvania; and AGL Resources, Atlanta, Georgia.

Class II Director Nominees—Term Expires 2010

JAMES T. HACKETT, age 54.

Director since 2001; member of the Audit and Organization and Compensation Committees.

Chairman (since January 2006) and President and Chief Executive Officer (since December 2003) of Anadarko Petroleum Corporation, an independent oil and gas exploration and production company; formerly President and Chief Operating Officer of Devon Energy Corporation following its merger with Ocean Energy, Inc. from April 2003 to December 2003; formerly Chairman (from 2000), President and Chief Executive Officer (from March 1999) of Ocean Energy, Inc., an international oil and gas exploration and production company, until April 2003.

Mr. Hackett is also a director of Temple-Inland, Inc., Austin, Texas; and Anadarko Petroleum Corporation, The Woodlands, Texas.

KENT KRESA, age 69.

Director since 2003; member of the Audit and Organization and Compensation Committees.

Chairman Emeritus of Northrop Grumman Corporation, a global defense company, since September 2003; formerly Non-Executive Chairman of Northrop Grumman Corporation from April 2003 to September 2003; formerly Chairman (from September 1990) and Chief Executive Officer (from January 1990) of Northrop Grumman Corporation until April 2003.

Mr. Kresa is also a director of Avery Dennison Corporation, Pasadena, California; General Motors Corporation, Detroit, Michigan; and MannKind Corporation, Valencia, California.

LORD ROBIN W. RENWICK, age 70.

Director since 1997; Chair of the Governance Committee and member of the Audit and Executive Committees; Non-Executive Chairman of Fluor Limited(1) since 1996.

Vice Chairman, JPMorgan Cazenove, a United Kingdom investment bank joint venture of J.P. Morgan and Cazenove Group plc, since February 2005; Vice Chairman, Investment Banking, J.P. Morgan (Europe) since January 2001; formerly British Ambassador to the United States from 1991 to 1995.

Lord Renwick is also a director of Compagnie Financiere Richemont AG, Geneva, Switzerland; SAB Miller plc, London, England; and Kazakhmys plc, Middlesex, England.

(1)
Fluor Limited, which provides engineering, procurement and construction services in the United Kingdom, is an indirect subsidiary of Fluor.

PETER S. WATSON, age 54.

Director since 2005; member of the Governance and Organization and Compensation Committees.

President and Chief Executive Officer of the Dwight Group, a strategic consulting firm, since March 2005; formerly Chairman, President and Chief Executive Officer of the U.S. Overseas Private Investment Corporation, an agency of the U.S. Government, from May 2001 through February 2005; formerly Counsel to Pillsbury Winthrop LLP, while concurrently serving as Senior Advisor to Armitage Associates, L.C., an international consulting firm, from November 1996 to May 2001; formerly Chairman of the U.S. International Trade Commission, from June 1994 to June 1996.

Board Recommendation

        The Board of Directors recommends a vote FOR the election of Ilesanmi Adesida, Peter J. Fluor, Joseph W. Prueher and Suzanne H. Woolsey.

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF
EXECUTIVE OFFICERS AND DIRECTORS

        The following table contains information regarding the beneficial ownership of our common stock as of February 26, 2008 by:

  •
  each director and nominee for director;

  •
  each executive officer named in the Summary Compensation Table below; and

  •
  all current directors and executive officers of the company as a group.

        Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

        Both directors and executive officers are encouraged to hold Fluor common stock to align their financial interests with those of the shareholders. The company has established ownership guidelines for both of these groups. The Chairman and Chief Executive Officer is expected to own and retain a minimum number of shares or share units totaling in value six times his base salary. Other actively employed named executives are expected to own and retain a minimum number of shares or share units totaling in value no less than two times, and up to three times each executive's base salary depending on position. Executives are expected to meet or exceed the applicable guideline by position within three to five years of entering such position. Named executives are expected to retain 100% of the net shares acquired from the exercise of stock options or the vesting of restricted stock to the extent the guidelines are not met. As of the date of this report, all named executives are in compliance with these stock ownership guidelines.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Fluor Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Class I Directors:
Alan L. Boeckmann(4)	352,378	352,378	*
Peter K. Barker	3,500	4,533	*
Vilma S. Martinez	7,855	15,337	*
Dean R. O'Hare	11,960	27,942	*
Class II Directors:
James T. Hackett	6,684	15,825	*
Kent Kresa	5,184	15,003	*
Lord Robin W. Renwick	6,234	14,143	*
Peter S. Watson	3,339	4,687	*
Class III Nominees:
Ilesanmi Adesida	1,500	2,836	*
Peter J. Fluor	37,543	124,132	*
Joseph W. Prueher	4,032	7,512	*
Suzanne H. Woolsey	4,434	5,674	*
Other Named Executives:
Jeffery L. Faulk	17,588	17,588	*
Lawrence N. Fisher	65,606	65,606	*
H. Steven Gilbert	31,882	31,882	*
John L. Hopkins	31,164	31,164	*
D. Michael Steuert	53,891	53,891	*
All directors and executive officers as a group (26 persons)	749,727	895,086	0.85%

*
owns less than 1% of the outstanding common stock

(1)
The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. This number of shares beneficially owned therefore includes all restricted stock, shares held in the company's Savings Investment Plan, and shares that may be acquired within 60 days pursuant to the exercise of stock options. Included in the number of shares beneficially owned by Messrs. Boeckmann, Faulk, Fisher, Gilbert, Hopkins and Steuert, and all directors and executive officers as a group, are 27,819, 2,938, 30,255, 3,285, 2,437, 11,143 and 98,251 shares, respectively, subject to stock options exercisable within 60 days after February 26, 2008.

(2)
Combines beneficial ownership of shares of our common stock with (i) deferred directors' fees held by certain non-employee directors as of February 26, 2008, in an account economically equivalent to our common stock (but payable in cash as described in "Director Compensation" on page 43 of this proxy statement), and (ii) restricted units held by directors (which are payable in cash upon vesting of tandem restricted stock). This column indicates the alignment of the named individuals and group with the interests of the company's shareholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor's common stock. The additional amounts described in clauses (i) and (ii) of this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)
The percent ownership for each shareholder on February 26, 2008 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 88,593,022 shares (the total number of shares outstanding on February 26, 2008) plus any shares acquirable (including stock options exercisable) by that person within 60 days after February 26, 2008.

(4)
This individual is also a Named Executive.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table contains information regarding the beneficial ownership of our common stock as of February 26, 2008 by the shareholders our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on February 26, 2008.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class
AXA Financial, Inc. and related entities	8,868,372	(1)	10.0%
FMR LLC and related entities	7,532,897	(2)	8.5%
Barclays Global Investors, NA. and related entities	7,452,063	(3)	8.4%
Capital Group International, Inc. and related entities	5,326,270	(4)	6.0%

(1)
Based on information contained in Amendment No. 2 to Schedule 13G filed jointly by AXA Assurances I.A.R.D. Mutuelle ("AXA Assurances I.A.R.D."), AXA Assurances Vie Mutuelle ("AXA Assurances Vie"), AXA Courtage Assurance Mutuelle ("AXA Courtage" and together with AXA Assurances I.A.R.D. and AXA Assurances Vie, the "AXA Mutelles"), AXA ("AXA") and AXA Financial, Inc. ("AXA Financial") with the Securities and Exchange Commission on February 11, 2008, which indicates that each of the entities other than AXA Financial has sole voting power relative to 5,349,301 shares, shared voting power relative to 1,304,699 shares and sole dispositive power relative to 8,868,372 shares. AXA Financial has sole voting power relative to

  5,339,320 shares, shared voting power relative to 1,304,699 shares and sole dispositive power relative to 8,854,991 shares. The AXA Mutelles, as a group, act as a holding company for AXA, AXA Financial and their subsidiaries, which entities act as investment advisors and insurance companies. The address of AXA Assurances I.A.R.D., AXA Assurances Vie and AXA Courtage is 26, rue Drouot, Paris, France 75009. The address of AXA is 25, avenue Matignon, Paris, France 75008. The address of AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.

(2)
Based on information contained in Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by FMR LLC ("FMR") and Edward C. Johnson 3d ("Mr. Johnson"), wherein they reported the beneficial ownership of 7,532,897 shares. They state that Fidelity Management & Research Company ("Fidelity") is a wholly-owned subsidiary of FMR and is the beneficial owner of 6,583,707 shares as a result of acting as investment advisor to various investment companies; Mr. Johnson and FMR and the funds each have sole power to dispose of the 6,583,707 shares but neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' boards of trustees and is carried out by Fidelity; Strategic Advisors, Inc. ("SAI") is a wholly-owned subsidiary of FMR and provides investment advisory services to individuals, and as such, FMR's beneficial ownership includes 1,399 shares beneficially owned through SAI; Pyramis Global Advisors, LLC ("PGA") is an indirect wholly-owned subsidiary of FMR and is the beneficial owner of 32,300 shares as a result of its serving as an investment manager of institutional accounts; Mr. Johnson and FMR each has sole dispositive power and sole power to vote or to direct the voting of 32,300 shares, of which shares FMR disclaims beneficial ownership; Pyramis Global Advisors Trust Company ("PGATC") is an indirect wholly-owned subsidiary of FMR and is the beneficial owner of 156,561 shares as a result of its serving as investment manager of institutional accounts; Mr. Johnson and FMR each has sole dispositive power over 156,561 shares and sole power to vote or to direct the voting of 153,761 of those shares; and Fidelity International Limited ("FIL") is the beneficial owner of 758,930 shares, of which shares FMR disclaims beneficial ownership. The address of FMR, Fidelity, and SAI is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGA and PGATC is 53 State Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The company believes that the address of Mr. Johnson is the same as that of FMR.

(3)
Based on information contained in Schedule 13G filed jointly by Barclays Global Investors, NA. ("Barclays"), Barclays Global Fund Advisors ("Barclays Global Fund"), Barclays Global Investors, Ltd. ("BGI"), Barclays Global Investors Japan Trust and Banking Company Limited ("BGIJT"), Barclays Global Investors Japan Limited ("BGI Japan"), Barclays Global Investors Canada Limited ("BGI Canada"), Barclays Global Investors Australia Limited ("BGI Australia") and Barclays Global Investors (Deutschland) AG ("BGI Deutschland") with the Securities and Exchange Commission on February 2, 2008, which indicates that Barclays has sole voting power relative to 4,549,377 shares and sole dispositive power relative to 5,377,084 shares; Barclays Global Fund has sole voting power and sole dispositive power relative to 752,892 shares; BGI has sole voting power relative to 739,514 shares and sole dispositive power relative to 917,559 shares; BGI Japan has sole voting power and sole dispositive power relative to 307,628 shares; BGI Canada has sole voting power and sole dispositive power relative to 96,900 shares; and each of BGIJT, BGI Australia and BGI Deutschland has no voting power and no dispositive power. The address of Barclays and Barclays Global Fund is 45 Fremont Street, San Francisco, CA 94105. The address of BGI is Murray House, 1 Royal Mint Court, London, EC3N4HH. The address of BGIJT and BGI Japan is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, Japan 150-0012. The address of BGI Canada is Brookfield Place, 161 Bay Street, Suite 2500, Toronto, Canada, Ontario M5J 2S1. The address of BGI Australia is Level 43, Grosvenor Place, 225 George Street,

  Sydney, Australia NSW 1220. The address of BGI Deutschland is Apianstrasse 6, Unterfohring, Germany D-85774.

(4)
Based on information contained in Amendment No. 10 to Schedule 13G filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company with the Securities and Exchange Commission on February 12, 2008, which indicates that Capital Group International, Inc. has sole voting power relative to 4,137,580 shares and sole dispositive power relative to 5,326,270 shares and that Capital Guardian Trust Company has sole voting power relative to 2,770,720 shares and sole dispositive power relative to 3,744,930 shares. Capital Group International, Inc. is a holding company for investment management companies, including one organized as a bank, Capital Guardian Trust Company. The address of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Fluor common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Based solely upon a review of filings with the Securities and Exchange Commission, a review of company records and written representations by our directors and executive officers, the company believes that each of Messrs. O'Hare and Prueher made one late filing on Form 4 during 2007.

CORPORATE GOVERNANCE

General

        The company has long believed, and continues to believe, that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will ensure that Fluor is managed for the long term benefit of its shareholders. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies.

        Based on this review, in 2007, our Governance Committee reviewed the company's director evaluation process. In November 2007, the Governance Committee recommended and the Board agreed to amend our Corporate Governance Guidelines to provide for annual evaluations of board members who are one year away from reelection. Each such member of the Board of Directors is evaluated by the Chairs of the committees upon which the member serves. The committee Chairs submit their evaluations to the lead independent director, who consults with each such member of the Board of Directors and provides feedback regarding his or her individual performance on the Board of Directors as well as the Committees upon which he or she serves.

        In addition, in November 2007, our Board amended the charters for our Audit Committee and Governance Committee. You can access our current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors and Code of Business Conduct and Ethics for Fluor employees, as well as other information regarding our corporate governance practices, in the investor relations section of our website at www.fluor.com. All of this information is also available in print to any shareholder who requests it from our Chief Legal Officer and Secretary at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

Determination of Independence of Directors

        Under New York Stock Exchange rules and our Corporate Governance Guidelines, a director of Fluor qualifies as "independent" only if the Board of Directors affirmatively determines that the director has no material relationship with Fluor (either directly, or as a partner, shareholder or officer of an organization that has a relationship with Fluor). A relationship is "material" if, in the judgment of the Board, the relationship would interfere with the director's independent judgment. In making independence determinations, the Board will consider each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship.

        A director, however, is not independent if:

  •
  The director is, or has been within the last three years, an employee of Fluor, or an immediate family member is, or has been within the last three years, an executive officer, of Fluor.

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  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Fluor, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, however, that compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test. Additionally, compensation received by an immediate family member for service as an employee of Fluor (other than as an executive officer) need not be considered in determining independence under this test.

  •
  (A) The director or an immediate family member is a current partner of a firm that is Fluor's internal or external auditor; (B) the director is a current employee of such firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Fluor's audit within that time.

  •
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Fluor's present executives at the same time serves or served on that company's compensation committee.

  •
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Fluor for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  •
  The director (or his or her spouse) is an executive officer or a member of the board of directors of a non-profit organization that the company or the Fluor Foundation made charitable contributions to in a single year in excess of the greater of 2% of such charitable organization's consolidated gross revenues or $100,000, excluding any matching gifts made by the Fluor Foundation in connection with donations by Fluor employees or directors.

        Pursuant to the Corporate Governance Guidelines, the Board of Directors undertook its annual review of director independence in January 2008. During this review, the Board of Directors considered transactions and relationships between each director (including any member of his or her immediate family) and the company and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions" below. In making independence determinations, the Board considered each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship. As provided in our Corporate Governance Guidelines, the purpose of this review is to determine whether any such relationships or transactions would interfere with the director's independent judgment, and therefore be inconsistent with a determination that the director is independent.

        When assessing the independence of the directors, the Board reviewed all payments made to or received by any entity, within the last three fiscal years, for which a Fluor Board member or an immediate family member of a Board member serves as either an employee or board member. Specifically, the Board considered that certain directors (Mr. Barker, Mr. Fluor, Mr. Kresa, Ms. Martinez, Mr. Prueher, Lord Renwick and Mr. Boeckmann) are affiliated, either personally or through an immediate family member, with entities that do business with the company, and that the company made or received payments for property or services to or from one of these entities in years 2007, 2006 and/or 2005. However, in each case, either the payments to or from any of the foregoing entities did not exceed the greater of $1 million or 2% of such other entity's consolidated gross revenues for any one of the last three fiscal years, and therefore fell below the thresholds of the company's independence standards disclosed above, or the immediate family member employed by such entity was not an executive officer of the entity.

        In addition, the Board reviewed charitable contributions made to non-profit organizations for which any Board member (or their respective spouse) serves on the Board of Directors. Specifically, the Board considered that certain directors and/or their family members (Mr. Barker, Mr. Fluor, Mr. Hackett, Mr. Kresa, Mr. Prueher, Mr. Watson and Ms. Woolsey) are affiliated with non-profit organizations that received contributions from the company in years 2007, 2006 and/or 2005. No organization received contributions in a single year which exceeded the greater of 2% of such charitable organization's consolidated gross revenues or $100,000 (excluding any matching gifts made by the Fluor Foundation in connection with donations by Fluor employees or directors) and therefore these contributions fell below the thresholds of the company's independence standards disclosed on page 11 of this proxy statement.

        Finally, the Board reviewed the employment of J. Robert Fluor II, the brother of Mr. Peter Fluor. Mr. J. Robert Fluor II has no policy-making authority, and therefore was not an executive officer for purposes of the independence standards disclosed on page 11 of this proxy statement.

        As a result of this review, the Board of Directors affirmatively determined that the following directors, including each of those directors standing for election at the Annual Meeting, are independent of the company and its management under New York Stock Exchange listing standards and the standards set forth in the Corporate Governance Guidelines: Ilesanmi Adesida, Peter K. Barker, Peter J. Fluor, James T. Hackett, Kent Kresa, Vilma S. Martinez, Dean R. O'Hare, Joseph W. Prueher, Lord Robin W. Renwick, Peter S. Watson and Suzanne H. Woolsey. The Board of Directors determined, however, that Alan L. Boeckmann was not independent under the standards because of his employment as the Chief Executive Officer of the company. The Board of Directors also determined that each of the members of the Audit, Governance and Organization and Compensation Committees has no material relationship with Fluor and is independent within the meaning of Fluor's director independence standards and New York Stock Exchange listing standards.

Lead Independent Director

        To provide for independent leadership, the Board created the position of lead independent director, whose primary responsibility is to preside over and set the agenda for all executive sessions of the Board of Directors in which management directors and other members of management do not participate. The lead independent director also coordinates with the Chairman and Chief Executive Officer with respect to agendas, chairs Board meetings in the Chairman's absence, acts as a liaison between the independent directors and management, provides guidance on the director orientation process for new Board members, provides consultation and communications to shareholders as appropriate and monitors communications to the Board from shareholders and other interested parties. The independent members of the Board of Directors designated Peter J. Fluor to serve in this position for a three-year term that expires in February 2009.

Consideration of Director Nominees

Shareholder Recommendations

        The policy of the Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under "—Identifying and Evaluating Nominees for Director." In evaluating those recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "—Director Qualifications" below. Any shareholder wishing to recommend a candidate for consideration by the Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to the Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. In addition, our Amended and Restated Bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. See "Additional Information—Advance Notice Procedures" on page 60 of this proxy statement, and Section 2.04 of our Amended and Restated Bylaws, which are included in the investor relations portion of our website at www.fluor.com.

Director Qualifications

        Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as nominees for director. The Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, at least annually. This review takes into consideration issues of diversity, experience and skills. Our Corporate Governance Guidelines provide, as a whole, the Board of Directors should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented for the benefit of our shareholders. While all directors should possess business acumen and must exercise sound judgment in their oversight of our operations, the Board endeavors to include an array of targeted skills and experience in its overall composition rather than requiring a director to possess the same skills, perspective and interests. Criteria that our Board looks for in a candidate include, among other things, an individual's business experience and skills, judgment, independence, integrity, reputation and international background, the individual's understanding of such areas as finance, marketing, regulation and public policy, whether the individual has the ability to commit sufficient time and attention to the activities of the Board, and the absence of any potential conflicts with the company's interests.

Identifying and Evaluating Nominees for Director

        The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted shareholder recommendations for candidates for the Board. If a shareholder properly recommends an individual to serve as a director to the Governance Committee, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement for our Annual Meeting. Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Governance Committee, who will consider the recommended candidate in light of the director qualifications discussed above. The Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a shareholder. In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Communications with the Board

        Individuals may communicate with the Board and individual directors by writing directly to the Board of Directors c/o Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Shareholders and other parties interested in communicating directly with the lead independent director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o the Chief Legal Officer and Secretary at the above address. The lead independent director will, with the assistance of Fluor's internal legal counsel, be primarily responsible for monitoring any such communication from shareholders and other interested parties to the Board, individual directors, the lead independent director or the independent directors as a group, and provide copies or summaries of such communications to the other directors as he or she considers appropriate.

        Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the lead independent director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate.

Board of Directors Meetings and Committees

        During 2007, the Board held eight meetings, one of which was an extensive two-day strategic planning session, and three of which were teleconferences. The Board took action by unanimous written consent once during 2007. Each of the directors, other than Mr. Kresa, attended at least 75% of the aggregate number of meetings of the Board and of the Board Committees on which he or she served.

        As discussed earlier, the lead independent director presides over all "executive sessions" of the independent directors. Executive sessions of independent directors must take place at least quarterly according to our Corporate Governance Guidelines. During 2007, four executive sessions of independent directors were held.

        A Board meeting immediately follows our annual meeting of shareholders. The Board has a policy that directors attend the annual meeting of shareholders. All directors attended the 2007 annual meeting of shareholders.

        The standing committees of the Board consist of an Audit Committee, Executive Committee, Governance Committee and Organization and Compensation Committee. Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Any recommended changes to the charters are then submitted to the Board for approval.

Audit Committee

        The current members of the Audit Committee are Dean R. O'Hare (Chair), Peter K. Barker, James T. Hackett, Kent Kresa, Vilma S. Martinez, Lord Robin W. Renwick and Suzanne H. Woolsey. All current members qualify, and all members during 2007 qualified, as "independent" within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the company's Corporate Governance Guidelines. The Board has determined that Mr. O'Hare qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. None of the members serve on the audit committee of more than two other public companies.

        The Audit Committee held six meetings during 2007, one of which was to review and approve the company's 2006 Annual Report, Form 10-K and proxy materials for the 2007 annual meeting. At the end of the four regular meetings of the Committee, the members of the Audit Committee met privately with the company's independent registered public accounting firm and with the company's head of internal audit, without the presence of any other company officers or personnel and at additional times as necessary. In addition, at the end of every regular meeting, the Audit Committee met in executive session with members of management and the company's compliance officer.

        The Audit Committee acts pursuant to the Audit Committee Charter, which was amended in November 2007. A copy of this charter, as amended, is available on the company's website at www.fluor.com under "Investor Relations"—"Corporate Governance." The charter is also available in print for any shareholder who requests it from our Chief Legal Officer and Secretary at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. The functions of the Audit Committee and its activities during 2007 are described in the "Report of the Audit Committee" section of this proxy statement.

Executive Committee

        When the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards. The current members of the Executive Committee are Alan L. Boeckmann (Chair), Peter J. Fluor, Lord Robin W. Renwick and Dean R. O'Hare. In 2007, the Executive Committee took action by unanimous written consent on five occasions.

Governance Committee

        The current members of the Governance Committee are Lord Robin W. Renwick (Chair), Ilesanmi Adesida, Peter J. Fluor, Vilma S. Martinez, Dean R. O'Hare, Joseph W. Prueher, Peter S. Watson and Suzanne H. Woolsey. All current members qualify, and all members during 2007 qualified, as "independent" within the meaning of the listing standards of the New York Stock Exchange and the company's Corporate Governance Guidelines. During 2007, the Governance Committee held four meetings.

        The Governance Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  identify qualified candidates to be nominated for election to the Board and directors qualified to serve on the company's committees;

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  monitor the independence of the directors;

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  develop, implement, monitor and oversee policies and practices relating to corporate governance, including the company's Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors;

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  oversee the annual evaluation of the Board and determine non-employee director compensation; and

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  develop, review and evaluate background information for any candidates for the Board, including those recommended by shareholders, and make recommendations to the Board regarding such candidates. For information relating to nominations of directors by our shareholders, see "—Consideration of Director Nominees" above.

        The Governance Committee has the ability, under its charter, to engage, retain and terminate the services of outside legal counsel, search firms and other advisors for advice. In 2007, our two new Board members were first identified and recommended by a third party search firm, Russell Reynolds

Associates. In addition, in connection with its review of director compensation, the Governance Committee considers compensation data provided by Towers Perrin or such other compensation consultants as may be retained from time to time.

        The charter of the Governance Committee was amended in November 2007, and is available on the company's website at www.fluor.com under "Investor Relations"—"Corporate Governance." The charter is also available in print for any shareholder who requests it from our Chief Legal Officer and Secretary at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

Organization and Compensation Committee

        The current members of the Organization and Compensation Committee are Peter J. Fluor (Chair), Ilesanmi Adesida, Peter K. Barker, James T. Hackett, Kent Kresa, Joseph W. Prueher and Peter S. Watson. All current members qualify, and all members during 2007 qualified, as "independent" within the meaning of the listing standards of the New York Stock Exchange and the company's Corporate Governance Guidelines. The Organization and Compensation Committee held seven meetings during 2007. Five of the seven meetings included an executive session attended by the Committee and its independent advisor. The two meetings that did not have an executive session were brief teleconferences. In 2007, the Organization and Compensation Committee took action by unanimous written consent on two occasions.

        Frederic W. Cook & Co., Inc. serves as the Committee's independent compensation advisor, and works directly on behalf of the Committee and in cooperation with management under the direction of the Committee. Frederick W. Cook & Co., Inc. does not perform any other services for the company. The Committee has the ability, under its charter, to engage, retain and terminate the services of outside legal counsel, compensation consultants and other advisors for advice.

        The Organization and Compensation Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  review the company's organizational structure, functions of management and senior management succession planning and recommend the appointment of corporate officers and group executive officers;

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  review and approve compensation strategy, set corporate goals and objectives relevant to the Chairman and Chief Executive Officer, other named executives and key employees, evaluate the achievement of these goals and set compensation levels; and

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  establish the base salary, incentive compensation and other compensation for the company's Chairman and Chief Executive Officer and review and approve the Chairman and Chief Executive Officer's recommendations for senior management reporting to him.

        Non-employee director compensation is reviewed by the Governance Committee.

        The charter of the Organization and Compensation Committee is available on the company's website at www.fluor.com under "Investor Relations"—"Corporate Governance." The charter is also available in print for any shareholder who requests it from our Chief Legal Officer and Secretary at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

        The responsibilities of our Organization and Compensation Committee and its activities during 2007 are further described in the "Compensation Discussion and Analysis" section of this proxy statement.

Certain Relationships and Related Transactions

        Peter J. Fluor, a member of our Board, is the brother of J. Robert Fluor, II, who is our Vice President—Global Public Affairs. J. Robert Fluor, II has been employed by the company since 1967 and does not perform a policy-making function. During 2007, he earned total compensation of approximately $611,516. This figure was determined by applying the same principles used to calculate total compensation for the named executives in the Summary Compensation Table below. Peter J. Fluor joined our Board in 1984. The Organization and Compensation Committee, of which Peter J. Fluor is the Chair, does not individually review or approve J. Robert Fluor, II's compensation.

Review and Approval of Transactions with Related Persons

        The company has adopted a written policy for approval of transactions between the company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year. The related person transaction described in this proxy statement is subject to, and has been approved or ratified under, this policy.

        The policy provides that the Governance Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, the Board has delegated authority to the Chair of the Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chair is provided to the full Governance Committee for its review in connection with each regularly scheduled Governance Committee meeting.

        The Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

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  employment of immediate family members of directors, director nominees, executive officers and greater-than-5% beneficial owners in non-executive positions with the company;

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  business transactions with other companies at which a related person's only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the New York Stock Exchange's listing standards and the company's director independence standards; and

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  contributions to non-profit organizations at which a related person's only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization's consolidated gross annual revenues.

        At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Governance Committee for its review.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There are no compensation committee interlocks between the company and other entities involving the company's executive officers and directors.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its oversight responsibility for the:

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  company's accounting, reporting and financial practices, including the integrity of its financial statements;

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  company's compliance with legal and regulatory requirements;

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  independent registered public accounting firm's qualifications and independence;

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  performance of the company's internal audit function and independent registered public accounting firm; and

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  preparation of this report.

        In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the company and its independent registered public accounting firm, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving audit engagement fees and non-audit services and evaluating its independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the company's systems of internal and disclosure controls and internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

        The company's management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the company's system of internal controls. The independent registered public accounting firm's responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.

        As part of its oversight of the company's financial statements, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the company's independent registered public accounting firm, the audited financial statements of the company for the fiscal year ended December 31, 2007. The Audit Committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and an opinion on the company's internal control over financial reporting, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the registered public accounting firm's independence from the company and its management, including the matters in the written disclosures and the letter the Audit Committee received from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the registered public accounting firm's independence.

        Based on its review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as the company's independent registered public accounting firm for 2008.

                      The Audit Committee

                      Dean R. O'Hare
                      Peter K. Barker
                      James T. Hackett
                      Kent Kresa
                      Vilma S. Martinez
                      Lord Robin W. Renwick
                      Suzanne H. Woolsey

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of how our compensation programs are designed and operate in practice with respect to named executives. Our named executives are those individuals who served as our Chairman and Chief Executive Officer and Chief Financial Officer during 2007, as well as the other individuals included in the Summary Compensation Table on page 29.

        The Organization and Compensation Committee of the Board of Directors (the "Committee") has responsibility for establishing and implementing the company's executive compensation philosophy. The Committee reviews and determines all components of named executives' compensation, including making individual compensation decisions, and reviewing and revising the company's compensation plans, programs and other arrangements.

Compensation Philosophy and Objectives

        The Committee has established the following compensation philosophy and objectives for the company's named executives:

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  Align the interests of executives, including the company's named executives, with those of the shareholders. The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the company's stock in order to closely align the interests of named executives with the interests of our shareholders. The Committee also believes that executives should have a meaningful ownership interest in the company and has established and regularly reviews executive stock ownership guidelines.

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  Have a significant portion of pay that is performance-based.  Fluor expects superior performance. Our executive compensation programs are designed to reward executives when performance results for the company and the executive are above stated objectives. The Committee believes that compensation paid to executives should be closely aligned with the performance of the company.

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  Provide competitive compensation.  The company's executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving Fluor's strategic objectives and building shareholder value.

        The Committee reviews the company's compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the company's strategic goals or other relevant factors. In each of the last three years, the Committee determined that no revisions to the executive compensation philosophy and objectives were necessary.

Overview of 2007 Compensation

        Our named executives' compensation for 2007 reflected improved earnings under performance-based arrangements, and the company's strong financial, operational and stock price performance over the past year and over multi-year performance periods.

        For 2007, the principal components of compensation for named executives were:

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  Base salary;

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  Annual incentive program;

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  Payments under long term incentive programs for performance in prior years;

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  Awards under cash-based and equity-based long term incentive programs; and

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  Perquisites and other executive benefits including modest post-retirement and severance benefit arrangements.

Establishing Executive Compensation

        Since 2003, the Committee has engaged the services of George Paulin, Chief Executive Officer of Frederic W. Cook & Co., Inc., as independent outside compensation consultant to advise the Committee on all matters related to executive compensation. Frederic W. Cook & Co., Inc. was engaged by and reports directly to the Committee, and works directly on behalf of the Committee and with management and human resources functional management under the direction of the Committee. Frederick W. Cook & Co., Inc. does not perform any other services for the company.

        The company, on behalf of the Committee, also engages Frederic W. Cook & Co., Inc. to conduct an annual review of its total compensation program for the Chairman and Chief Executive Officer and other named executives. Specifically, the Committee engages Frederic W. Cook & Co., Inc. to complete a report benchmarking the named executives against other executives with similar titles in order to assist the Committee in making compensation decisions. The 2007 compensation review provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the named executives in 2007.

        Frederic W. Cook & Co., Inc. also provided verbal advice to the Committee in the meetings, attended executive sessions of the Committee to respond to questions, and had individual calls or meetings with the Chair of the Committee to provide counsel on general and specific issues.

        In making compensation decisions, the Committee compares each element of total compensation, as well as total compensation, against the company's peer group of publicly-traded general industry, energy and engineering and construction companies (collectively representing the company's "Compensation Peer Group"). The Compensation Peer Group consists of companies with similar business and financial characteristics, as well as companies with which Fluor competes for business, talent or shareholder investments.

        The company's Compensation Peer Group was established in 2003 based on a recommendation by the Committee's compensation consultant at that time. The Committee annually reviews recommendations from its compensation consultant and the company's human resources function to modify the composition of the Compensation Peer Group as a result of any public offerings, mergers, acquisitions and other market events. In 2007, one company was removed from our Compensation Peer Group as a result of its acquisition by another company, decreasing the Compensation Peer Group from forty-one companies to forty companies. The companies comprising Fluor's Compensation Peer Group for purposes of determining 2007 compensation were:

• AES Corporation	• Jacobs Engineering Group Inc.
• Ashland Inc.	• L-3 Communications Holdings Inc.
• Boeing Corporation	• Lockheed Martin Corporation
• Chicago Bridge & Iron Company	• Lyondell Chemical Company
• Computer Sciences Corporation	• Manpower Inc.
• Dow Chemical	• Murphy Oil Corporation
• Eastman Chemical Company	• Northrop Grumman Corporation
• Eaton Corporation	• Parker-Hannifin Corporation
• EDS Corporation	• Perot Systems Corporation
• El Paso Corporation	• Raytheon Company
• Emcor Group Inc.	• Rockwell Automation
• Exelon Corporation	• Ryder System Inc.
• Foster Wheeler Ltd.	• Shaw Group Inc.
• General Dynamics Corporation	• Sunoco Inc.
• Goodrich Corporation	• Textron Inc.
• Granite Construction Inc.	• United Technologies Corporation
• Halliburton Company	• URS Corporation
• Hess Corporation	• Valero Energy Corporation
• Honeywell International Inc.	• Washington Group International Inc.
• Ingersoll-Rand Company Ltd.	• Williams Companies Inc.

        For comparison purposes, Fluor's annual revenues are slightly above the median revenues of those of the Compensation Peer Group. However, the Committee believes that the Compensation Peer Group is an appropriate benchmarking comparison because of the similarity in business and financial characteristics between Fluor and the companies comprising the Compensation Peer Group. The Committee reviews benchmarking comparisons based on a job title comparison among the Compensation Peer Group. All job titles that appear to contain similar responsibilities are included in the benchmarking comparisons for each of the named executives.

        The Committee sets targets for the named executives as follows:

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  Base salary compensation is targeted at the 50th percentile for similar job titles, experience and tenure of executives within the Compensation Peer Group. The Committee believes targeting compensation at this level allows the company to attract and retain executives.

  •
  Base salary plus annual incentive compensation is similarly targeted at the 50th percentile of the Compensation Peer Group for attainment of target-level company and individual performance objectives under the annual incentive program. Annual incentive payments may be made above the 50th percentile if above-target company and individual performance is attained. If company and individual objectives are not met, annual incentive compensation may be below the 50th percentile or not paid at all.

  •
  Total direct compensation, or base salary plus annual and long term incentive grants (cash-based and equity-based), is also targeted at the 50th percentile of the Compensation Peer Group for target-level company performance. Achievement of superior company performance and continued stock price appreciation will result in growth of actual total direct compensation over time. Below-target company performance and diminishing stock price appreciation will decrease actual total direct compensation.

  •
  Perquisite values provided are targeted at the 50th percentile of the Compensation Peer Group, but less emphasis is placed on this element as part of total compensation offered to named executives.

        A significant portion of total direct compensation is allocated to annual and long term incentives as a result of the company's compensation philosophy. The Committee reviews the Compensation Peer Group data each year to determine the appropriate level and mix of incentive compensation including cash-based and equity-based incentives. For 2007, the target allocation between base salary and all other types of incentive compensation (cash-based and equity-based) as a percentage of the total compensation for the Chairman and Chief Executive Officer was approximately 14% in base salary and 86% in annual and long term incentive compensation. The target allocation mix shifts slightly for all other named executives to approximately 19% to 33% in base salary and 67% to 81% in annual and long term incentive compensation. There are no material differences between the other named executives. This reflects the Committee's policy of providing greater at-risk compensation for executives with the highest level and amount of responsibility and the practices found in our peer group benchmarking.

Role of Company Management in Compensation Decisions

        Before the Committee makes decisions on base salary or annual and long term incentives, the Chairman and Chief Executive Officer annually reviews compensation for the other named executives and makes recommendations to the Committee based on individual and group performance. He proposes base salary adjustments for the current year, annual incentive award payments for the previous year and current year long term incentive award grants for each of the other named executives to the Committee. The Committee reviews and approves the compensation actually paid to the named executives after consideration of the recommendations made by the Chairman and Chief Executive

Officer. The Committee may exercise discretion to modify named executives' compensation from that recommended by the Chairman and Chief Executive Officer, but did not exercise that discretion for the named executives in 2007. The Committee makes decisions regarding the compensation of the Chairman and Chief Executive Officer.

Components of 2007 Named Executive Compensation

Base Salary

        The company provides named executives with base salaries that provide a competitive source of disposable income, since most other elements of their compensation are at risk. Base salary ranges for positions held by named executives are determined by setting the midpoint of the base salary range at the 50th percentile, and the minimum and maximum of the base salary range approximates the 40th and 60th percentiles for similar types of executives within the Compensation Peer Group. Base salary ranges for named executives are designed to provide for different individual experience and performance within a specific position. The individual named executives' base salaries were all within each of their competitive base salary ranges.

        Base salaries for named executives are reviewed annually or upon changes in responsibilities. In evaluating the Chairman and Chief Executive Officer's base salary and recommendations for named executives other than himself, the Committee considered the following factors during its annual review:

  •
  The Compensation Peer Group data and other market data for comparable positions;

  •
  Individual level of responsibility, performance and contributions to the company;

  •
  The company's 2007 salary increase budget; and

  •
  The Chairman and Chief Executive Officer's feedback on the performance of the named executives.

        Increases of 5 to 13 percent are reflected in the base salaries reported in column (c) of the Summary Compensation Table on page 29. Each of the base salary increases was based on the merit of the named executives' performance for 2007. A portion of Mr. Faulk's base salary increase was awarded based on his promotion to a new position.

Annual Incentive Program

        Annual incentive awards provide named executives the opportunity to earn compensation for the achievement of objectives for the overall company and, in the case of named executives other than the Chairman and Chief Executive Officer, for the achievement of measures relating to the individual's own performance or the performance of his group or function during the year. The Chairman and Chief Executive Officer's annual incentive objectives are based solely on overall company performance objectives, while the other named executives have annual incentive objectives that incorporate group and individual performance. The Committee feels the company's performance is reflective of the Chairman and Chief Executive Officer's performance and therefore considers only company performance in determining his compensation. The types of measures and relative weight of those measures used in determining annual incentive awards are tailored to the named executive's position and organizational responsibility.

        The annual incentive program is administered by the Committee pursuant to the shareholder-approved Fluor Corporation 2003 Executive Performance Incentive Plan. Each named executive who participates in this program is provided with a target annual incentive amount, based on a percentage of their annual base salary. This percentage reflects the executive's respective organizational level, position and responsibility for achievement of the company's strategic goals. The Chairman and Chief Executive Officer's target annual incentive amount for 2007 was 120% of base salary, and other named executives' target annual incentive amounts ranged from 70% to 75% of base salary. For 2007, all named executives were provided an annual incentive target that was at the 50th percentile of executives with similar job titles within the Compensation Peer Group.

        Each year the Committee determines what measures will be used for the annual incentive plan. The measures have remained relatively constant over the past five years, but their relative weightings have changed slightly. The Committee selected both corporate financial and strategic measures for the 2007 annual incentive plan. When making its determination, the Committee considers both the company's annual operating plan as well as the company's performance in the previous year. The corporate diversity, corporate safety, government safety and discretionary individual and team performance measures are subjective. The other measures for each named executive are objective. For 2007, the financial and strategic measures, and their respective weightings, applicable to all named executives were as follows:

2007 Measures	Alan L. Boeckmann	D. Michael Steuert	H. Steven Gilbert	Jeffery L. Faulk	John L. Hopkins	Lawrence N. Fisher
Corporate Net Earnings	50%	40%	40%	50%	30%	40%
Corporate Return on Operating Assets Employed (ROAE)	30%	20%	10%	20%	15%	10%
Corporate Diversity	10%	10%	20%	10%	10%	10%
Corporate Safety	10%	10%	10%	10%	10%	10%
Government Group Earnings Before Interest and Taxes (EBIT)	—	—	—	—	20%	—
Government Group Safety	—	—	—	—	5%	—
Discretionary Individual and Team Performance	—	20%	20%	10%	10%	30%

        Following are the 2007 actual achievement and target amounts for corporate net earnings and corporate return on operating assets employed for the named executives. We have also presented the minimum, upper target and maximum for each of the corporate financial measures. Later we describe how our payments correspond to each of the achievement levels. Corporate safety and diversity measures are subjective measures and receive less weight within the annual incentive. They are intended to focus our named executives on some items that are strategically important to the company, and although they are subjectively set, they measure year-over-year improvement for corporate diversity and year-over-year improvement with sustained performance for corporate safety.

        The actual overall achievement for the 2007 annual incentive reflects maximum achievement or superior performance, which has not been achieved by the company within the last five years.

Measure	Actual Achievement	Minimum	Target	Upper Target	Maximum
Corporate Net Earnings (in millions)	$410.3	$275.9	$324.6	$353.8	$373.3
Corporate Return on Assets Employed (ROAE)	25.1%	14.5%	15.5%	16.5%	17.5%

        Corporate Net Earnings for purposes of calculating the actual achievement for the annual incentive is adjusted for extraordinary non-operating events. Actual achievement of Corporate ROAE is adjusted for non-recourse debt and excess cash. For competitive reasons, the company does not disclose any of its business group earnings before interest and taxes (EBIT) in its Form 10-K or in any other publicly disclosed filings. Mr. Hopkins leads our Government group and his annual incentive includes measures from both the Government group and the overall company.

        In addition, discretionary individual and team functional measures are given a rating based on subjective evaluations and recommendations by the Chairman and Chief Executive Officer. The weighted rating (which can range from 0% to 200% achievement) for each measure is aggregated and then multiplied by the individual's target annual incentive amount to determine the annual incentive payment for each named executive.

        For 2007, both Corporate Net Earnings and ROAE achievement was at maximum. Achievement for the Corporate Safety measure was at maximum achievement and the Corporate Diversity measure was between target and upper target. Achievement of the subjective measures varied among the named executives because of the difference in responsibilities and the accomplishments of each individual, based on the subjective evaluations made by the Chairman and Chief Executive Officer, which formed the basis for his recommendations to the Committee. Thus, as shown in column (g) of the Summary Compensation Table on page 29 and the footnote to that column, for 2007, the average annual incentive payment for all named executives was between upper target and maximum achievement based on company, group and individual performance. The 2007 annual incentive plan payments were at the highest level of achievement for the company in the last ten years as a result of the company's strong financial, operational and stock price performance over the past several years. Annual incentive payments in the last ten years have been closer to target levels, and never at or above the upper target level.

        For 2008, the Committee approved one design change to the annual incentive program in order to continue to position the company's named executives at the 50th percentile of the Compensation Peer Group. Based on market data, the Committee increased the annual incentive targets for the Chairman and Chief Executive Officer to 125%, the Chief Financial Officer to 80% of base salary and other named executives all increased to 75% of base salary.

Long Term Incentive Program

        In 2007, the company's long term incentives were awarded by the Committee under the shareholder-approved Fluor Corporation 2003 Executive Performance Incentive Plan. The program is designed to encourage creation of increased value for our shareholders, reward the achievement of superior operating results, facilitate the retention of key management personnel, and align the interests of management and shareholders through equity ownership.

        In 2007, the long term incentive awards for named executives included three basic components:

  •
  2007-2008 Value Driver Incentive ("VDI") program (a cash-based long term incentive award);

  •
  Restricted stock grants; and

  •
  Non-qualified stock option grants.

        In total, the dollar value for these three components is targeted and was granted approximately at the 50th percentile of the Compensation Peer Group. However, two named executives, Messrs. Steuert and Fisher, received long term incentive grants that were above the market 50th percentile based on their experience and accomplishments over their years of service with the company as well as their positions' strategic importance to the company.

        As part of the long term incentive grant for 2007, VDI, restricted stock and stock option grants were allocated in equal thirds to the named executives. These allocations were made to provide more weight to stock-based incentives, aligning the interests of named executives with shareholder interests. Allocations were determined based on the overall target dollar value for each type of grant on the date of grant. VDI grants were valued at the target dollar value, restricted stock was valued at the fair market value (closing stock price) on the date of grant, and stock options were valued using the Black-Scholes option pricing model.

Value Driver Incentive Program

        The VDI program has been offered at Fluor since 2004 with some slight design modifications. The 2007-2008 VDI program has a two-year performance period. The two-year performance period started on January 1, 2007 and ends on December 31, 2008. The 2007-2008 VDI awards for named executives were based upon the achievement of the following weightings and objectives:

  •
  75% of the total award is based on New Awards Gross Margin Dollars; and

  •
  25% of the total award is based on New Awards Gross Margin Percentage.

        New Awards Gross Margin Dollars measures the total amount of project gross margin that the company expects to receive as a result of projects awarded within the two-year performance period, and New Awards Gross Margin Percentage is the total amount of gross margin the company expects to receive as a result of projects awarded within the two-year performance period as a percentage of expected revenue from projects awarded during the same timeframe. The Committee selected these performance criteria because, although measured over a two year period, they relate to contracts that typically will extend a number of years into the future and thus, will generate, and position the company for, increased future earnings. These measures are not reported in our financial statements and the disclosure of the new awards gross margin targets would result in competitive harm to the company. Previous years' performance of the new awards gross margin measure has typically been between the target and upper target levels. This year, the company's continued strong performance across these metrics resulted in exceeding target level.

        In June of each year, the Committee sets minimum (50% of target), target (100%), upper target (150% of target) and maximum (200% of target) levels for both objectives of the VDI plan for the two year performance period. In the past five years, VDI payouts have ranged from target through upper target averaging slightly lower than upper target. The Committee considers past performance, current business outlook and other corporate financial measures in assisting them to set the minimum, target, upper target and maximum for each of the VDI measures.

        After the performance period concludes, the earned award is paid in two equal installments. The first installment (50% of the total earned award) will be paid the year following the end of the two year performance period and the final installment (remaining 50% of the total earned award) will be paid the following year. The payment schedule is intended to facilitate retention of the participating executives. Each installment of the participant's award is subject to risk of forfeiture if, prior to payment, the participant's employment with the company is terminated for any reason other than death, disability or a termination within two years after a change-in-control of the company.

Restricted Stock and Non-Qualified Stock Options

        The size of restricted stock and stock option awards were set as each being one-third of the overall long term incentive award value discussed above. Restricted stock was granted as part of the long term incentive program to help build equity ownership for executives, and stock options were granted to reward creation of shareholder value. Together, these awards further align our named executives' interests with our shareholders' and help reinforce our stock ownership guidelines. The Committee uses the Black-Scholes option pricing model to value the stock options provided to named executives.

        The restricted stock granted by the Committee in 2007 vests at a rate of 20% per year over five years, and stock options granted by the Committee in 2007 vest at a rate of 20% per year over the first five years of the ten-year term of the stock option. Vesting and exercise rights cease upon termination of employment except for death, disability, retirement or a termination within two years after a change-in-control of the company. Prior to the vesting of the restricted stock, the holder receives dividends and has voting rights.

        The Committee did not grant stock options in 2004 and 2005. The Committee granted stock options in 2006 and thereafter as part of the long term incentive program.

Long Term Incentive Payouts for 2007

        VDI plans for 2005-2007 and 2006-2007 have payouts earned as of December 31, 2007. For the 2005-2007 VDI plan, the final 50% of the total award was paid at an achievement of 138% of the target payout level based on 2005 performance achievement for each named executive. The 2006-2007 VDI plan had its first 50% payout of the total award at an achievement of 200% of the target or maximum payout level based on cumulative performance over the two year performance period. The final 50% will be paid in March 2009. The VDI payouts are detailed in the Summary Compensation Table on page 29.

        In 2005, the company granted the 2005-2007 Relative Performance Program (RPP) to the named executives as part of its Long Term Incentive Program. This program measured the company's total shareholder return over a three-year performance period based on a percentile ranking against the Standard & Poor's Midcap 400 Index from December 31, 2004 through December 31, 2007. The Chairman and Chief Executive Officer received a target grant of $825,000, and each of the other named executives received target grants ranging from $90,000 to $300,000 depending on the individual's position. Based on performance, the payout opportunity could range from 0% to 200% of the target grant level. The company achieved a 92nd percentile ranking among the Standard & Poor's Midcap 400 Index as of December 31, 2007. This percentile achievement yielded a maximum RPP payout of 200% of target for each named executive. Based on achievement, actual payouts for named executives ranged from $180,000 to $600,000, as shown in column (g) of the Summary Compensation Table on page 29. The Chairman and Chief Executive Officer earned a $1,650,000 payout. In 2006, the Committee decided to grant stock options rather than make additional grants under the RPP to better link executive compensation to company stock performance.

Changes to the Long Term Incentive Program for 2008

        In 2008, the company is changing the vesting schedule for its 2008 equity long term incentive awards from five years to three years to remain competitive with the Compensation Peer Group, and will grant restricted stock units (RSUs) with corresponding dividend equivalents instead of restricted stock. Fluor will continue to review competitive practices as well as compensation levels to ensure it remains positioned well among its peers.

Perquisites and Other Executive Benefits including Retirement and Post-Termination Benefits

        In 2007, named executives were offered the following perquisites and executive benefits: automobile allowance, tax and financial planning allowance, executive physical examination, company-owned country club memberships, spousal travel and personal use of charter aircraft in conjunction with a business purpose reimbursed at the operational cost by the executive. All named executives were offered these executive perquisites and benefits, but the value and use of the benefits can vary by named executive. Executive perquisites and benefits are provided to ensure overall compensation for named executives is competitive. Spousal travel is paid for by the company only when it is for an approved business purpose and a related tax gross up is provided. The Committee does not provide any other tax gross ups. There was no personal use of charter aircraft in 2007. There was minimal spousal travel for business purposes that resulted in a non-material reduction to the overall amount associated with the charter aircraft corporate tax deduction. The Committee reviewed this amount from a cost/benefit perspective and concluded that it was acceptable.

        The company has a Supplemental Benefit Plan. It is provided to the following named executives: the Chairman and Chief Executive Officer, the Chief Financial Officer, the Group President, Government and the former Chief Legal Officer. The Supplemental Benefit Plan provides a pre-retirement death benefit through a split dollar life insurance policy. Upon retirement, the participant has a choice of a post-retirement death benefit, a lump sum cash payment or salary continuation payments for 120 months. In addition, any time prior to retirement, the participant has the option of irrevocably opting out of the Supplemental Benefit Plan and instead receiving a benefit under a Joint and Survivor Split Dollar Life Insurance Plan. This benefit was implemented when these types of plans were prevalent in the company's industry. The Committee does not take the supplemental benefit plan into account when making compensation decisions because the last participant was added over five years ago and the Committee does not intend to add other participants to this plan.

Executive Deferred Compensation Program

        The named executives are eligible to participate in Fluor's Executive Deferred Compensation Program (the "EDCP"). The company offers this program to remain competitive within its industry and generally. Named executives can defer up to 100% of base salary, annual incentives paid, and the VDI paid, subject to certain Internal Revenue Code limits. In addition they can defer up to 20% of base salary in excess of the prescribed Internal Revenue Code limits in the Excess 401(k) segment of the EDCP. The Excess 401(k) segment of the EDCP enables participants to continue the company match of 5% from the 401(k) plan after the prescribed Internal Revenue Code limits have been met. In addition, the company contributes to the EDCP (i) any amounts that would have been contributed by the company to the 401(k) plan as matching or discretionary contributions and (ii) amounts that would have been credited to the pension plan as an accrual, in each case that are in excess of the Internal Revenue Service compensation limit on contributions or were lessened by an election to defer base salary. Earnings or losses on amounts deferred are based on the investment performance of publicly available mutual funds and investment alternatives; thus, earnings are neither above-market nor guaranteed. Participants in this program may defer payments until termination of their employment or expiration of any deferral period (of at least two years) that they specify in advance, whichever event occurs first. The participants may receive a hardship withdrawal under very limited circumstances.

Employment Contracts

        Fluor has extended an employment letter to the Chief Financial Officer. The company agreed to provide him with one year's pay at his current base salary if he is terminated by the company for any reason other than for cause. If he retires from the company, he will receive one year's pay, at his then current base salary, as a supplemental retirement benefit. No other named executive has an employment contract.

        In March 2006, the company entered into a retention agreement with Mr. Hopkins, the company's Group President, Government to ensure his services were retained for the continued development and growth of the Government group. If Mr. Hopkins satisfies the terms and conditions of the retention agreement including, without limitation, continuous employment with the company, Mr. Hopkins will receive an award consisting of two components. First, if Mr. Hopkins maintains continuous employment with the company through March 31, 2010, 8,845 shares of restricted stock granted to him under the retention agreement will vest. Second, Mr. Hopkins received on March 31, 2007, and will continue to receive on each anniversary thereafter through and including March 31, 2010, the sum of $187,500, which will be credited to his deferred compensation program account.

Severance and Change-in-Control Benefits

        The company provides each of the named executives with cash severance in the event of a termination of employment by the company without cause and other benefits in the event of a termination within two years following a change-in-control of the company. Please refer to the discussion under "Compensation under Various Termination Scenarios in Fiscal Year 2007" below for a more detailed discussion of these arrangements. Severance and change in control benefits are provided to be competitive within the Compensation Peer Group. The level of any cash severance payments is based upon base salary plus years of service.

Tax Implications

        The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which states that a company may not deduct compensation in excess of $1,000,000 that is paid to certain individuals. In February of each year, the Committee sets and approves a net earnings performance hurdle to allow any annual incentive award payments, restricted stock awards, and Value Driver Incentive awards to the named executives to qualify as "performance based compensation" as defined in Section 162(m) of the Internal Revenue Code. For 2007, over 90% of the Chairman and Chief Executive Officer's taxable income qualified as deductible for federal income tax purposes.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

        Management of the company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the company's 2008 annual meeting of shareholders.

                      The Organization and Compensation Committee

                      Peter J. Fluor, Chairman
                      Ilesanmi Adesida
                      Peter K. Barker
                      James T. Hackett
                      Kent Kresa
                      Joseph W. Prueher
                      Peter S. Watson

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the named executives in 2007.

        The 2007 named executives include the principal executive officer, the principal financial officer and the three other highest paid executives. In addition, the former Chief Legal Officer, who was no longer acting in the capacity of an executive officer of the company as of October 15, 2007, is included because his total compensation for 2007 would have placed him among the top three most highly compensated had he still been an executive officer of the company as of December 31, 2007.

        The amounts in column (g), "Non-Equity Incentive Plan Compensation," for 2007 represent awards earned in the non-equity long term 2006-2007 Value Driver Incentive (VDI) program and the non-equity long term 2005-2007 Relative Performance Program (RPP), for which the performance periods concluded as of December 31, 2007, plus awards earned in the non-equity 2007 Annual Incentive Program. Awards earned in 2007 were determined by the Committee at its January 30, 2008 meeting and, to the extent not deferred by the executive, were payable on March 7, 2008. The amounts included in column (g) for the 2006-2007 VDI awards represent 100% of the calculated potential payout of the award; however, only 50% of the award was payable on March 7, 2008, with the remaining 50% payable in the first quarter of 2009. The amounts included in column (g) for the 2005-2007 RPP awards represent 100% of the calculated payout and were payable 100% on March 7, 2008.

        The amounts in column (g), "Non-Equity Incentive Plan Compensation," for 2006 represent only the awards earned in the non-equity 2006 Annual Incentive Program. No long term incentive programs were reported in 2006 because none had a performance period ending in 2006.

(a)	(b)	(c)		(d)		(e)		(f)		(g)			(h)		(i)		(j)
Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)			Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)(5)		Total ($)(6)
Alan L. Boeckmann Chairman and Chief Executive Officer	2007 2006	$ $	1,153,335 1,088,009	— —		$ $	3,189,832 5,914,557	$ $	1,750,216 1,603,685	$ $	5,220,000 1,485,000	(7)	$ $	228,701 180,640	$ $	214,136 474,407	$ $	11,756,220 10,746,298
D. Michael Steuert Senior Vice President and Chief Financial Officer	2007 2006	$ $	732,598 677,278	— —		$ $	1,312,830 900,873	$ $	626,695 161,369	$ $	2,265,600 702,200	(8)	$ $	106,948 89,918	$ $	121,574 728,269	$ $	5,166,245 3,259,907
Lawrence N. Fisher Former Chief Legal Officer	2007 2006	$ $	591,658 561,432	— —		$ $	812,501 1,114,470	$ $	442,698 272,311	$ $	1,649,800 440,700	(9)	$ $	134,094 108,659	$ $	99,153 325,857	$ $	3,729,904 2,823,429
H. Steven Gilbert Senior Vice President, Human Resources and Administration	2007 2006	$ $	455,361 420,198	— —		$ $	488,813 678,099	$ $	260,784 122,599	$ $	1,203,300 374,000	(10)	$ $	20,270 17,047	$ $	70,273 236,180	$ $	2,498,801 1,848,123
Jeffery L. Faulk Senior Group President	2007 2006	$ $	525,018 462,938	— —		$ $	409,491 476,074	$ $	255,891 81,693	$ $	1,109,100 440,500	(11)	$ $	17,810 14,958	$ $	98,751 76,459	$ $	2,416,061 1,552,622
John L. Hopkins Group President, Government	2007		$509,268	$187,500	(12)		$538,098		$140,520		$900,600	(13)		$38,487		$77,378		$2,391,851

(1)
The amounts in column (c) include base salary and any time off with pay.

(2)
The amounts in column (e) represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) for restricted stock awards, regardless of when the award was granted, and include amounts from awards granted in and prior to 2007. The fair value of these awards is based on the fair market value on the date of grant, calculated by taking the average of the high and low trading values of the company's common stock on the New York Stock Exchange on the date of grant.

(3)
The amounts in column (f) represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) for nonqualified stock options, regardless of when the options were granted, and include amounts from awards granted in and prior to 2007. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant. Assumptions used in the calculation of these amounts are included in the "Stock Plans" footnote to the company's audited financial statements for the fiscal year ended December 31, 2007, included in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

(4)
The amounts in column (h) represent the actuarial increase in the present value of the named executive's benefits under the company's pension plan and, in addition, for Messrs. Boeckmann, Steuert, Fisher and Hopkins, the Supplemental Benefit Plan, further described in the Compensation Discussion and Analysis on page 27. The increase was calculated using the interest rate, discount rate and form of payment assumptions consistent with those used in the company's financial statements. The calculation assumes benefit commencement is at normal retirement age (age 65), and was calculated without respect to pre-retirement death, termination or disability. Earnings on deferred compensation are not reflected in this column because the company does not provide above market or guaranteed returns on nonqualified deferred compensation.

(5)
The amounts in column (i) may include the following and vary by each named executive: company contributions or credits to the non-qualified plan and the defined contribution plans, premiums paid on life insurance, relocation costs paid by the company and perquisites. All Other Compensation is detailed in a separate table below.

(6)
The amounts in column (j) represent the total of columns (c) through (i).

(7)
This amount represents a 2007 annual incentive award of $2,686,500, a 2005-2007 RPP payout of $1,650,000 and a 2006-2007 VDI payout of $883,500.

(8)
This amount represents a 2007 annual incentive award of $1,065,600, a 2005-2007 RPP payout of $600,000 and a 2006-2007 VDI payout of $600,000.

(9)
This amount represents a 2007 annual incentive award of $749,800, a 2005-2007 RPP payout of $450,000 and a 2006-2007 VDI payout of $450,000.

(10)
This amount represents a 2007 annual incentive award of $618,300, a 2005-2007 RPP payout of $270,000 and a 2006-2007 VDI payout of $315,000.

(11)
This amount represents a 2007 annual incentive award of $719,100, a 2005-2007 RPP payout of $180,000 and a 2006-2007 VDI payout of $210,000.

(12)
This amount represents the first payment of the cash portion of a retention award granted to Mr. Hopkins effective April 1, 2006, with a four (4) year retention period. The award had a total value at grant of $1,500,000, with half ($750,000) being paid in restricted stock and the other half ($750,000) being paid in cash. The $750,000 paid in restricted stock was granted on March 27, 2006 and will become 100% vested on March 31, 2010 provided that Mr. Hopkins has not voluntarily separated from employment prior to that date. The number of restricted stock shares granted was 8,845 and was based on the fair market value ($84.80), the average of the high and low trading value of the company's common stock, on the date of grant. The $750,000 cash portion of the award has been credited to a special deferred compensation account, which accrues earnings throughout the vesting period. The vesting period of the cash portion of the award is one quarter (1/4) each anniversary of the award date. Upon the first three (3) anniversaries of the award date (March 31, 2007, March 31, 2008 and March 31, 2009), $187,500 of the cash portion becomes vested and is deposited into his vested deferred compensation account. On the fourth vesting date (March 31, 2010), the remaining $187,500, adjusted for any gains or losses over the vesting period, is deposited into his vested deferred compensation account.

(13)
This amount represents a 2007 Annual Incentive award of $510,600, a 2005-2007 RPP payout of $180,000 and a 2006-2007 VDI payout of $210,000.

ALL OTHER COMPENSATION

        The following table and related footnotes describe each component of column (i) of the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)		(f)
Name	Company Contributions to Qualified and Nonqualified Defined Contribution Plans ($)(1)	Relocation ($)(2)	Split Dollar Life Insurance Premiums ($)(3)	Perquisites ($)		Total All Other Compensation ($)(4)
Alan L. Boeckmann	$137,778	—	$17,110	$57,506	(5)	$214,136
D. Michael Steuert	$73,170	—	$12,120	$34,542	(6)	$121,574
Lawrence N. Fisher	$64,987	—	$3,405	$29,019	(7)	$99,153
H. Steven Gilbert	$46,358	—	—	$21,953	(8)	$70,273
Jeffery L. Faulk	$54,321	$15,000	—	$25,703	(9)	$98,751
John L. Hopkins	$50,439	—	$1,628	$23,569	(10)	$77,378

(1)
The amounts in column (b) represent amounts deposited by the company into each named executive's account in the 401(k) plan and amounts contributed by the company into each named executive's account in the non-qualified deferred compensation plan for (i) matching or discretionary contributions into the Excess 401(k) portion of the non-qualified deferred compensation plan and (ii) accruals that would have been credited to each named executive's pension plan account for the portion of base salary in excess of Internal Revenue Code limitations.

(2)
The amounts in column (c) represent the amounts attributable to costs related to moving in connection with a company-initiated relocation.

(3)
The amounts in column (d) represent the premiums paid by the company for split dollar life insurance.

(4)
The amounts in column (f) represent the totals of columns (b) through (e) plus the premiums paid by the company for each named executive for non-contributory life insurance benefits and, for Messrs. Gilbert and Faulk, the tax gross-up provided for the business-related spousal travel, each of which was less than $10,000.

(5)
This amount represents the value received in 2007 for the following perquisites, the aggregate incremental cost of each of which was less than $25,000: automobile allowance; automobile insurance; personal use of a company-owned country club membership; business-related guest travel; and tax and financial planning.

(6)
This amount represents the value received in 2007 for the following perquisites, the aggregate incremental cost of each of which was less than $25,000: automobile allowance; automobile insurance; personal use of a company-owned country club membership; and tax and financial planning.

(7)
This amount represents the value received in 2007 for the following perquisites, the aggregate incremental cost of each of which was less than $25,000: automobile allowance; automobile insurance; and tax and financial planning.

(8)
This amount represents the value received in 2007 for the following perquisites, the aggregate incremental cost of each of which was less than $25,000: automobile allowance; automobile insurance; business-related spousal travel; and tax and financial planning.

(9)
This amount represents the value received in 2007 for the following perquisites, the aggregate incremental cost of each of which was less than $25,000: automobile allowance; automobile insurance; personal use of a company-owned country club membership; business-related spousal travel; and tax and financial planning.

(10)
This amount represents the value received in 2007 for the following perquisites, the aggregate incremental cost of each of which was less than $25,000: automobile allowance; automobile insurance; and tax and financial planning.

GRANTS OF PLAN-BASED AWARDS

        The table below provides information about equity and non-equity awards granted to the named executives in 2007.

			(d)		(e)		(f)
(a)	(b)	(c)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						(g)	(h)	(i)		(j)
Name	Type of Award	Grant Date	Threshold ($)		Target ($)		Maximum ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)		Grant Date Fair Value of Stock and Option Awards ($)
Alan L. Boeckmann	Value Driver Incentive Restricted Stock Shares Stock Options Annual Incentive	N/A(4) 3/6/2007 3/6/2007 N/A(7)	$ $	950,000 — — 699,600	$ $	1,900,000 — — 1,399,200	$ $	3,800,000 — — 2,798,400	— 21,255 — —	— — 71,075 —	$	— — 89.41 —	$ $	— 1,900,410(5) 1,899,835(6) —
D. Michael Steuert	Value Driver Incentive Restricted Stock Shares Stock Options Annual Incentive	N/A(4) 3/6/2007 3/6/2007 N/A(7)	$ $	333,500 — — 277,500	$ $	667,000 — — 555,000	$ $	1,334,000 — — 1,110,000	— 7,465 — —	— — 24,915 —	$	— — 89.41 —	$ $	— 667,446(5) 665,978(6) —
Lawrence N. Fisher	Value Driver Incentive Restricted Stock Shares Stock Options Annual Incentive	N/A(4) 3/6/2007 3/6/2007 N/A(7)	$ $	250,000 — — 223,150	$ $	500,000 — — 446,300	$ $	1,000,000 — — 892,600	— 5,595 — —	— — 18,705 —	$	— — 89.41 —	$ $	— 500,249(5) 499,985(6) —
H. Steven Gilbert	Value Driver Incentive Restricted Stock Shares Stock Options Annual Incentive	N/A(4) 3/6/2007 3/6/2007 N/A(7)	$ $	150,000 — — 161,000	$ $	300,000 — — 322,000	$ $	600,000 — — 644,000	— 3,360 — —	— — 11,225 —	$	— — 89.41 —	$ $	— 300,418(5) 300,044(6) —
Jeffery L. Faulk	Value Driver Incentive Restricted Stock Shares Stock Options Annual Incentive	N/A(4) 3/6/2007 3/6/2007 N/A(7)	$ $	150,000 — — 187,250	$ $	300,000 — — 374,500	$ $	600,000 — — 749,000	— 3,360 — —	— — 11,225 —	$	— — 89.41 —	$ $	— 300,418(5) 300,044(6) —
John L. Hopkins	Value Driver Incentive Restricted Stock Shares Stock Options Annual Incentive	N/A(4) 3/6/2007 3/6/2007 N/A(7)	$ $	117,000 — — 178,500	$ $	234,000 — — 357,000	$ $	468,000 — — 714,000	— 2,610 — —	— — 8,720 —	$	— — 89.41 —	$ $	— 233,360(5) 233,086(6) —

(1)
This amount represents the number of restricted stock shares granted on March 6, 2007 as part of the 2007 long term incentive award.

(2)
The amounts in column (h) represent the number of nonqualified stock options granted on March 6, 2007 as part of the 2007 long term incentive award.

(3)
The amounts in column (i) represent the exercise price of the nonqualified stock options, which was the fair market value on the date of grant, the closing trading value of the company's common stock on the New York Stock Exchange on the date of grant.

(4)
Columns (d), (e) and (f) show the potential value of the payout for the named executive under the 2007-2008 Value Driver Incentive program if the threshold (50% of target), target and maximum (200% of target) performance goals are satisfied. All potential payouts are performance-driven and therefore completely at risk. The performance goals are described in the Compensation Discussion and Analysis on page 25.

(5)
This amount represents the fair value of the restricted stock shares granted on March 6, 2007 as part of the 2007 long term incentive award. The value is computed in accordance with FAS 123(R), using the grant price of $89.41 per share.

(6)
This amount represents the fair value of the nonqualified stock options granted on March 6, 2007 as part of the 2007 long term incentive award. The value is computed in accordance with FAS 123(R), using a Black-Scholes option pricing model value of $26.73 per option.

(7)
Columns (d), (e) and (f) show the potential value of the payout for each named executive of his 2007 annual incentive award if the threshold (50% of target), target and maximum (200% of target) performance goals are satisfied. All potential payouts are performance-driven and therefore completely at risk. The performance goals are described in the Compensation Discussion and Analysis on page 23.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The exercise/base price of nonqualified stock options has been determined by reference to the fair market value on the date of grant, the closing trading value of the company's common stock on the New York Stock Exchange on the date of grant.

        All nonqualified stock options have a ten year term. Options granted in 2006 and 2007 have a vesting schedule of 20% per year over five years. The options granted in 2006 and earlier have a first vesting date of the fifth of February in the year following grant, with subsequent vestings occurring on each fifth of February for the following four years. Beginning in 2007, options have a first vesting date of the sixth of March in the year following grant, with subsequent vestings occurring on each sixth of March for the following four years. In 2007, the annual grant date and subsequent vest dates were changed to March to reflect shareholder reaction to the year end earnings release. Beginning in 2008, options grants will vest one third (1/3) per year over three years on the sixth of March to align vestings from multiple years.

        Restricted stock shares granted in 2006 and 2007 generally have a vesting schedule of 20% per year over five years. The restricted stock shares granted in 2006 have a first vesting date of the fifth of February in the year following grant, with subsequent vestings occurring on each fifth of February for the following four years. Beginning in 2007, restricted stock shares have a first vesting date of the sixth of March in the year following grant, with subsequent vestings occurring on each sixth of March for the following four years. In 2007, the annual grant date and subsequent vesting dates were changed to March to reflect shareholder reaction to the year end earnings release. In 2008, restricted stock units will be granted in place of restricted stock shares. The restricted stock units will vest one third (1/3) per year over three years on the sixth of March to align vestings from multiple years.

        The market value in column (g), "Market Value of Shares or Units of Stock That Have Not Vested," is determined by multiplying the number of shares by the closing trading value ($145.72) of the company's common stock on the New York Stock Exchange on December 31, 2007, the last trading day of the fiscal year.

        The following table provides information on the current holdings of stock options and restricted stock by the named executives:

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan L. Boeckmann	— —	54,416 71,075	$ $	84.21 89.41	2/5/2016 3/6/2017	146,820 —	$21,394,610 —	$1,767,000(2) —
D. Michael Steuert	3,080 —	12,320 24,915	$ $	84.21 89.41	2/5/2016 3/6/2017	49,168 —	$7,164,761 —	— —
Lawrence N. Fisher	2,310 —	9,240 18,705	$ $	84.21 89.41	2/5/2016 3/6/2017	39,372 —	$5,737,288 —	— —
H. Steven Gilbert	— —	4,160 11,225	$ $	84.21 89.41	2/5/2016 3/6/2017	23,159 —	$3,374,729 —	— —
Jeffery L. Faulk	— —	2,772 11,225	$ $	84.21 89.41	2/5/2016 3/6/2017	16,689 —	$2,431,921 —	— —
John L. Hopkins	— —	2,772 8,720	$ $	84.21 89.41	2/5/2016 3/6/2017	24,742 —	$3,605,404 —	— —

(1)
This vesting dates for the restricted stock shares that have not vested are detailed in the table below.

(2)
This is the payout value for the portion of Mr. Boeckmann's 2006-2007 Value Driver Incentive award payable in stock. The performance period started on January 1, 2006 and ended on December 31, 2007. The restricted stock shares will be granted on March 4, 2008, along with the annual grant. The number of shares granted will be based on the closing price of the company's common stock on the New York Stock Exchange, on the grant date. The grant will vest 50% per year over a two year period. The payout value in column (h) represents the maximum award, based on a performance rating of 2.00 for the performance period.

        The following table provides information on unvested restricted stock shares by vesting date for each named executive:

Vesting Date	Alan L. Boeckmann	D. Michael Steuert	Lawrence N. Fisher	H. Steven Gilbert	Jeffery L. Faulk	John L. Hopkins
February 5, 2008	61,553	20,000	14,994	9,011	6,030	6,046
March 6, 2008	4,251	1,493	1,119	672	672	522
September 10, 2008	639	—	538	364	106	—
February 5, 2009	11,447	4,650	3,494	2,111	1,430	1,446
March 6, 2009	4,251	1,493	1,119	672	672	522
February 5, 2010	5,385	2,495	1,878	1,141	783	799
March 6, 2010	4,251	1,493	1,119	672	672	522
March 31, 2010	—	—	—	—	—	8,845
February 5, 2011	5,385	2,495	1,878	1,141	783	799
March 6, 2011	4,251	1,493	1,119	672	672	522
March 6, 2012	4,251	1,493	1,119	672	672	522
February 4, 2013	10,620	1,880	1,620	1,120	1,120	1,120
February 5, 2014	11,400	3,600	2,750	1,650	1,100	1,100
February 5, 2015	19,136	6,583	4,941	2,965	1,977	1,977
Upon Retirement	—	—	1,684	296	—	—

OPTION EXERCISES AND STOCK VESTED

        The following table provides information on the option exercises and restricted stock vestings by the named executives in 2007.

        A portion of the shares in column (d), "Number of Shares Acquired on Vesting," are withheld or sold on behalf of the named executive at vesting to satisfy tax withholding obligations.

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan L. Boeckmann	73,604	$4,840,546	60,289	$5,226,679
D. Michael Steuert	0	$—	10,155	$871,959
Lawrence N. Fisher	0	$—	8,843	$800,783
H. Steven Gilbert	1,040	$33,426	5,494	$494,671
Jeffery L. Faulk	693	$22,273	4,094	$361,190
John L. Hopkins	693	$24,802	3,896	$334,530

PENSION BENEFITS

        The company provides a pension plan, which is a cash balance qualified defined benefit plan, to most salaried employees, including all named executives. Participants' accounts are credited at each month-end based on age, years of service and eligible pay. On the first day of each calendar year, age at the participant's last birthday and the whole number of the participant's years of service are calculated, and then used throughout the year in determining monthly contributions. Eligible pay is defined as base pay plus before-tax contributions to the 401(k) Plan and the company's flexible benefits plan, but excluding commissions, bonuses, overtime and other irregular, infrequent or non-recurring payments. The calculation utilizing age, service and eligible pay to determine the monthly amount credited to a participant's pension plan account is illustrated below.

[Age + Service - 25] --------------------- 15	% + 2%	X Eligible Pay = Annual Pension Benefit Credit

        Eligible pay for pension plan purposes is also limited by the Internal Revenue Code compensation limits ($225,000 for 2007). The company credited to each named executive's nonqualified deferred compensation account the amount that would have been credited to their pension plan account if their pay had not exceeded this limit.

        No amounts were credited to the pension plan accounts of any of the named executives until after the pension plan became effective on January 1, 1999.

        The normal form of payment from the pension plan is a 50% Joint & Survivor Annuity for married participants and a Single Life Annuity for unmarried participants. A lump sum payment option is also available. Payments are permitted upon retirement at age (65) or upon retirement with the service and age combination as defined in the chart below.

Age	Years of Accumulated Service Immediately Preceding Retirement
60 - 64	5
59	8
58	11
57	13
56	14
55	15
Any Age	30

        In addition to the pension plan, a select group of officers are participants in a Supplemental Benefit Plan. The Supplemental Benefit Plan provides a pre-retirement death benefit through a split dollar life insurance policy and then upon retirement provides a choice of a post-retirement death benefit, a lump sum cash payment or 120 monthly salary continuation payments. In addition, any time prior to retirement, the participant has the option of irrevocably opting out of the Supplemental Benefit Plan and instead receiving a benefit under a joint and survivor split dollar life insurance plan.

        The amounts in column (d), "Present Value of Accumulated Benefit," represent the present value of accumulated benefits for the fiscal year ended December 31, 2007. The actuarial values were calculated using a discount rate of 6.25%, a future annual interest credit rate of 3.50%, assumed benefit commencement age of 65, and a lump sum form of payment for the pension plan and 120 monthly salary continuation payments for the Supplemental Benefit Plan.

(a)	(b)	(c)	(d)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Alan L. Boeckmann	Pension Plan Supplemental Benefit Plan	31 —	$ $	103,088 1,359,583
D. Michael Steuert	Pension Plan Supplemental Benefit Plan	5 —	$ $	49,109 480,069
Lawrence N. Fisher	Pension Plan Supplemental Benefit Plan	32 —	$ $	119,882 799,059
H. Steven Gilbert	Pension Plan	36		$107,733
Jeffery L. Faulk	Pension Plan	33		$94,047
John L. Hopkins	Pension Plan Supplemental Benefit Plan	22 —	$ $	70,366 201,902

NONQUALIFIED DEFERRED COMPENSATION

        All U.S. executives, including named executives, are eligible to defer compensation into the Fluor Executive Deferred Compensation Program ("EDCP"), which has a number of components. Executives may defer up to 100% of base salary, annual incentive awards and any VDI payments. The plan also allows executives to contribute to the Excess 401(k) portion of the plan (between 1% and 20% of base salary) in excess of the Internal Revenue Code maximum annual before-tax contribution for qualified retirement plans.

        In addition, the company contributes to the EDCP any amounts that would have been contributed by the company to the 401(k) plan as matching or discretionary retirement contributions or credited to the pension plan as an accrual, that are in excess of the Internal Revenue Code compensation limit on contributions or were lessened by an election to defer base salary. In 2007, the company matched the first 5% of salary deferred to the 401(k) or Excess 401(k) and made a discretionary contribution of 2% of base salary. Most salaried employees were eligible for the 5% match and most received the 2% discretionary retirement contribution in 2007. Annual enrollment for the EDCP is in December, and elections are made with respect to compensation to be earned in the following year.

        The table below shows the deemed investment choices available in the EDCP and their annual rate of return for the calendar year ended December 31, 2007, as reported by the administrator of the EDCP. The company does not guarantee the rates of return.

Fund	Rate of Return	Fund	Rate of Return
Fidelity Spartan Money Market	5.01%	Mutual Shares—Class C	2.30%
Morgan Stanley Instl Core Plus Fixed Income	5.13%	Hartford Capital Appreciation—Class A	16.18%
American Funds Balanced—Class A	6.60%	Vanguard Small-Cap Index—Investor Shares	1.16%
Janus Balanced	10.15%	MFS New Discovery—A Shares	1.92%
DWS Equity 500 Index—Investment Class	5.39%	American Funds EuroPacific Growth—Class A	18.96%
MFS Core Equities—A Shares	8.50%	Vanguard International Growth—Investor Shares	15.98%
American Funds Growth Fund of America—Class A	10.95%	American Funds New Perspective—Class A	16.04%

        Distribution elections are made in conjunction with the plan year deferral elections. Distributions can be elected as a lump sum payment or in up to ten annual installments. Executives can elect to have their distributions commence either in the year of their retirement or termination or the January following their retirement or termination. For officers of the company, no distributions will be made prior to six months after retirement or termination. In addition, executives can elect to receive a scheduled in-service distribution as a lump sum or in up to ten annual installments, with the payments commencing no sooner than one year following the end of the plan year.

        The table below shows executive and company contributions made to the EDCP for each named executive as well as the aggregate earnings and aggregate balance at fiscal year end in the EDCP.

(a)	(b)	(c)	(d)	(e)
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Alan L. Boeckmann	$46,398	$122,278	$418,549	$6,126,618
D. Michael Steuert	$101,651	$64,196	$165,763	$2,410,506
Lawrence N. Fisher	$1,214,735	$49,337	$210,764	$3,617,925
H. Steven Gilbert	$16,375	$30,708	$170,099	$2,504,900
Jeffery L. Faulk	$21,251	$38,748	$123,355	$1,836,181
John L. Hopkins	$199,010	$36,269	$25,132	$598,601

(1)
The amounts in column (b) represent contributions by each named executive in 2007. Contributions were made as follows to the Excess 401(k) portion of the plan and are reported in the Summary Compensation Table on page 29 in the Salary column (c): Mr. Boeckmann, $46,398; Mr. Steuert, $28,393; Mr. Fisher, $18,308; Mr. Gilbert, $16,375; Mr. Faulk, $21,251; and Mr. Hopkins, $15,692. The amount for Mr. Steuert also includes $73,258 of deferred salary into the EDCP, which was reported in the "Salary" column (c) of the Summary Compensation Table. The amount for Mr. Fisher also includes $765,558 in VDI awards earned in previous years and $430,869 which was his 2006 non-equity annual incentive award reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table in the 2006 proxy statement. The amount for Mr. Hopkins also includes $183,317 which was reported in the Bonus column (b) of the Summary Compensation Table.

(2)
The amounts in column (c) represent contributions by the company in 2007 for the named executives and include matching and discretionary contributions into the Excess 401(k) portion of the plan and credits that reflect the accrual that would have been made in the named executive's pension plan account for the portion of base salary that was in excess of the Internal Revenue Code compensation limit on contributions. All amounts in column (c) are reported in column (i) of the Summary Compensation Table on page 29 and in column (b) of the All Other Compensation table on page 31.

(3)
None of the deemed investment earnings on vested deferred compensation, represented in column (d) are reflected in the Summary Compensation Table because the company does not provide above market or guaranteed returns on nonqualified deferred compensation.

(4)
The amounts in column (e) represent the fully vested EDCP balance as of December 31, 2007 for each named executive.

COMPENSATION UNDER VARIOUS TERMINATION SCENARIOS

        The tables below reflect the amount of compensation that would become payable to each of the named executives under existing plans and arrangements if the named executive's employment had terminated on December 31, 2007, given their compensation and service levels as of such date and, if applicable, based on the company's closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including then-exercisable stock options, and vested amounts contributed or credited under the Executive Deferred Compensation Program, as well as benefits generally available to all salaried employees, such as amounts accrued and vested through the company's retirement plans and payout of any accrued time off with pay (collectively, the "Pre-Termination Benefits"). Named executives are entitled to receive the Pre-Termination Benefits regardless of the manner in which his employment is terminated. Additional amounts may be received upon termination under the scenarios set forth below.

        The actual amounts that would be paid upon a named executive's termination of employment can only be determined at the time of such executive's separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company's stock price and the executive's age. In addition, in connection with any actual termination of employment, the company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate.

Payments Made Upon Voluntary Termination/Retirement

        Currently, all named executives, with the exception of Messrs. Steuert and Hopkins, are eligible for retirement as defined in the Pension Benefits in Fiscal Year 2007 table on page 35. For those who are eligible for retirement, it is assumed that in the case of voluntary termination, they would elect retirement from the company. Messrs. Steuert and Hopkins would receive no additional compensation upon voluntary termination, other than their Pre-Termination Benefits because they are not currently eligible for retirement.

        In the event of the voluntary termination of a named executive who is eligible for retirement as defined in the Pension Benefits in Fiscal Year 2007 table on page 35 in addition to the Pre-Termination Benefits:

  •
  upon proper approval, restrictions will lapse on unvested restricted stock shares and the vesting of unvested options will be accelerated; and

  •
  upon Committee approval, amounts accrued and vested through the company's Supplemental Benefit Plan will be paid in accordance with the named executive's distribution election.

Payments Made Upon Not for Cause Termination

        In the event of the termination without cause of a named executive, in addition to the Pre-Termination Benefits and the items identified above under the heading "Payments Made Upon Voluntary Termination/Retirement," the named executive will receive a cash severance benefit calculated as two weeks of base pay per year of service, with a minimum severance benefit of eight weeks and a maximum severance benefit of fifty-two weeks. In addition, the named executive may receive only upon Committee approval:

  •
  any annual incentive award earned during the fiscal year; and

  •
  the VDI payment that would have been due based on continued employment through the year of termination.

Payments Made Upon a Termination in Connection with a Change in Control

        In the event of the termination of employment within twenty-four (24) months of, or Committee approval upon, a change in control of a named executive, in addition to the Pre-Termination Benefits and the items identified above under the heading "Payments Made Upon Voluntary Termination/Retirement":

  •
  all restrictions will lapse on unvested restricted stock shares, the vesting of all unvested stock options will be accelerated, and any remaining unvested VDI will be paid; and

  •
  upon Committee approval, the named executive may receive all or a portion of the short term incentive award earned during the fiscal year.

        In addition, any benefits under the Supplemental Benefit Plan will vest upon a decision from the Committee that the named executive had experienced an adverse employment condition within thirty-six (36) months of the change in control and will be paid in accordance with the named executive's distribution election.

        The following tables show the potential payments that would be due each named executive upon a voluntary termination, a termination without cause and a termination in connection with a change in control.

Alan L. Boeckmann Eligible for retirement	Voluntary Termination of Employment/Retirement(1)		Not for Cause Termination of Employment(1)		Termination of Employment in Connection with a Change in Control(2)
Cash Severance Benefit	$0	(3)	$1,166,000	(4)	$0	(5)
Annual Incentive Awards	$0	(6)	$1,399,200	(7)	$1,399,200	(8)
Supplemental Benefit Plan	$2,300,820	(9)	$2,300,820	(9)	$2,300,820	(10)
Long Term Incentive Awards
Stock Options	$7,349,361	(11)	$7,349,361	(11)	$7,349,361	(12)
Restricted Stock Shares	$21,394,610	(13)	$21,394,610	(13)	$21,394,610	(14)
Relative Performance Program (RPP)	$0	(15)	$1,650,000	(16)	$1,650,000	(17)
Value Driver Incentive (VDI)	$0	(15)	$1,639,750	(16)	$4,423,250	(17)

Total Value of Payments	$31,044,792		$36,899,742		$38,517,242

D. Michael Steuert Not Eligible for retirement	Voluntary Termination of Employment/Retirement(1)		Not for Cause Termination of Employment(1)		Termination of Employment in Connection with a Change in Control(2)
Cash Severance Benefit	$0	(3)	$910,769	(18)	$740,000	(19)
Annual Incentive Awards	$0	(6)	$555,000	(7)	$555,000	(8)
Supplemental Benefit Plan	$0	(20)	$920,328	(9)	$920,328	(10)
Long Term Incentive Awards
Stock Options	$0	(21)	$0	(21)	$2,160,767	(12)
Restricted Stock Shares	$0	(22)	$0	(22)	$7,164,761	(14)
Relative Performance Program (RPP)	$0	(15)	$600,000	(16)	$600,000	(17)
Value Driver Incentive (VDI)	$0	(15)	$1,221,000	(16)	$2,488,000	(17)

Total Value of Payments	$0		$3,467,097		$13,888,856

Lawrence N. Fisher Eligible for retirement	Voluntary Termination of Employment/Retirement(1)		Not for Cause Termination of Employment(1)		Termination of Employment in Connection with a Change in Control(2)
Cash Severance Benefit	$0	(3)	$595,000	(4)	$0	(5)
Annual Incentive Awards	$0	(6)	$446,300	(7)	$446,300	(8)
Supplemental Benefit Plan	$690,246	(9)	$690,246	(9)	$690,246	(10)
Long Term Incentive Awards
Stock Options	$1,621,631	(11)	$1,621,631	(11)	$1,621,631	(12)
Restricted Stock Shares	$5,737,288	(13)	$5,737,288	(13)	$5,737,288	(14)
Relative Performance Program (RPP)	$0	(15)	$450,000	(16)	$450,000	(17)
Value Driver Incentive (VDI)	$0	(15)	$915,750	(16)	$1,865,750	(17)

Total Value of Payments	$8,049,165		$10,456,115		$10,811,115

H. Steven Gilbert Eligible for retirement	Voluntary Termination of Employment/Retirement(1)		Not for Cause Termination of Employment(1)		Termination of Employment in Connection with a Change in Control(2)
Cash Severance Benefit	$0	(3)	$460,000	(4)	$0	(5)
Annual Incentive Awards	$0	(6)	$322,000	(7)	$322,000	(8)
Supplemental Benefit Plan	$0		$0		$0
Long Term Incentive Awards
Stock Options	$887,961	(11)	$887,961	(11)	$887,961	(12)
Restricted Stock Shares	$3,374,729	(13)	$3,374,729	(13)	$3,374,729	(14)
Relative Performance Program (RPP)	$0	(15)	$270,000	(16)	$270,000	(17)
Value Driver Incentive (VDI)	$0	(15)	$594,450	(16)	$1,209,450	(17)

Total Value of Payments	$4,262,691		$5,909,141		$6,064,141

Jeffery L. Faulk Eligible for retirement	Voluntary Termination of Employment/Retirement(1)		Not for Cause Termination of Employment(1)		Termination of Employment in Connection with a Change in Control(2)
Cash Severance Benefit	$0	(3)	$535,000	(4)	$0	(5)
Annual Incentive Awards	$0	(6)	$374,500	(7)	$374,500	(8)
Supplemental Benefit Plan	$0		$0		$0
Long Term Incentive Awards
Stock Options	$802,585	(11)	$802,585	(11)	$802,585	(12)
Restricted Stock Shares	$2,431,921	(13)	$2,431,921	(13)	$2,431,921	(14)
Relative Performance Program (RPP)	$0	(15)	$180,000	(16)	$180,000	(17)
Value Driver Incentive (VDI)	$0	(15)	$396,300	(16)	$906,300	(17)

Total Value of Payments	$3,234,507		$4,720,307		$4,695,307

John L. Hopkins Not Eligible for retirement	Voluntary Termination of Employment/Retirement(1)		Not for Cause Termination of Employment(1)		Termination of Employment in Connection with a Change in Control(2)
Cash Severance Benefit	$0	(3)	$451,154	(4)	$0	(5)
Retention Award	$0		$1,910,426	(23)	$1,910,426	(23)
Annual Incentive Awards	$0	(6)	$357,000	(7)	$357,000	(8)
Supplemental Benefit Plan	$0	(20)	$690,246	(9)	$690,246	(10)
Long Term Incentive Awards
Stock Options	$0	(21)	$0	(21)	$661,529	(12)
Restricted Stock Shares	$0	(22)	$0	(22)	$3,605,404	(14)
Relative Performance Program (RPP)	$0	(15)	$180,000	(16)	$180,000	(17)
Value Driver Incentive (VDI)	$0	(15)	$396,300	(16)	$840,300	(17)

Total Value of Payments	$0		$3,985,126		$8,244,905

(1)
The amounts in these columns were calculated assuming a termination date of December 31, 2007 and that the named executive will elect retirement, if eligible.

(2)
The amounts in these columns were calculated assuming a change in control date of December 31, 2007 and that termination of the named executive is as a result of the change in control and is within two years of the change in control or upon Committee approval.

(3)
Severance is not paid in the event of voluntary termination or voluntary retirement.

(4)
The named executive is provided a cash severance benefit of two weeks of base pay per year of service upon a termination without cause. The minimum severance benefit is eight weeks and the maximum is 52 weeks of pay. The severance benefit is paid in a lump sum on termination.

(5)
The company does not provide a cash severance benefit in the event of a change in control.

(6)
The named executive forfeits any portion of the award earned in the year of termination.

(7)
Based on the timing of the termination within the fiscal year and on review by the Committee, the named executive may receive no payment, a payment in the amount of the annual incentive target, or an amount based on company performance applied to the target. This amount represents the 2007 annual incentive target and assumes Committee approval.

(8)
The Committee may provide that either immediately upon a change in control, or upon termination of employment within 24 months following a change in control, the named executive will receive a payment equal to the target payment for the current year under the 2003 Executive Performance Incentive Plan. This amount represents the 2007 annual incentive target and assumes Committee approval.

(9)
As of age 65, and with the approval of the Committee, the named executive can elect to have the supplemental benefit plan paid out in a lump sum or as an annuity. This amount represents the present value of the policy if taken as a lump sum at age 65. The death benefit of the policy for each participant is as follows: Mr. Boeckmann, $5,000,000; Mr. Steuert, $2,000,000; Mr. Fisher; $1,500,000; Mr. Hopkins, $1,500,000.

(10)
The named executive is assumed to have elected to have the supplemental benefit plan paid out in a lump sum. This amount represents the present value of the benefit taken as a lump sum at age 65. The death benefit of the policy for each participant is as follows: Mr. Boeckmann, $5,000,000; Mr. Steuert, $2,000,000; Mr. Fisher; $1,500,000; Mr. Hopkins, $1,500,000. This amount assumes the Plan Administrator, after the change in control, determines that the named executive terminated due to an adverse change in employment condition within thirty-six months of the change in control.

(11)
Upon retirement and Committee approval, unvested options will vest pursuant to the terms of the 2003 Executive Performance Incentive Plan. This amount represents the value of unvested options on December 31, 2007 based on the closing trading value of the company's common stock on December 31, 2007 ($145.72). This amount assumes Committee approval.

(12)
The Committee may provide that either immediately upon a change in control, or upon termination of employment within 24 months following a change in control, unvested options vest pursuant to the terms of the 2003 Executive Performance Incentive Plan. This amount represents the value of unvested options on December 31, 2007 based on the closing trading value of the company's common stock on December 31, 2007 ($145.72). This amount assumes Committee approval.

(13)
Upon retirement and Committee approval, restrictions will lapse on unvested shares pursuant to the terms of the 2003 Executive Performance Incentive Plan. This amount represents the value of unvested shares on December 31, 2007 based on the closing trading value of the company's common stock on December 31, 2007 ($145.72). This amount assumes Committee approval.

(14)
The Committee may provide that either immediately upon a change in control, or upon termination of employment within 24 months following a change in control, restrictions lapse on unvested shares pursuant to the terms of the 2003 Executive Performance Incentive Plan. This amount represents the value of unvested shares on December 31, 2007 based on the closing trading value of the company's common stock on December 31, 2007 ($145.72). This amount assumes Committee approval.

(15)
The named executive forfeits any portion of the award that is unvested, even if the performance period has concluded.

(16)
Upon Committee approval, any payment that would be due based on continued employment through the year of termination may vest and be paid. This amount represents payment due for service through December 31, 2007 and paid in March 2008. This amount assumes Committee approval.

(17)
The remaining, unvested award is paid out at the greater of target, or the Committee-approved rating for company performance prior to change in control. This amount represents target of unvested VDI awards as of December 31, 2007.

(18)
The named executive is provided a cash severance benefit of two weeks of base pay per year of service. The minimum severance benefit is eight weeks and the maximum is 52 weeks of pay. Severance is paid in a lump sum on termination. This amount includes an additional one year's pay, as guaranteed in Mr. Steuert's employment letter.

(19)
This amount represents one year's pay, as guaranteed in Mr. Steuert's employment letter.

(20)
The supplemental benefit plan is cancelled as of the termination date of Messrs. Steuert or Hopkins' employment because they are not eligible for retirement.

(21)
Pursuant to the terms of the 2003 Executive Performance Incentive Plan, the named executive forfeits any unvested options, because Messrs. Steuert and Hopkins are not eligible for retirement.

(22)
Pursuant to the terms of the 2003 Executive Performance Incentive Plan, the named executive forfeits any unvested shares, because Messrs. Steuert and Hopkins are not eligible for retirement.

(23)
Pursuant to the terms of Mr. Hopkins' retention agreement, restrictions lapse on unvested restricted stock shares and the unvested deferred cash portion and any accrued gains or losses will vest. As of December 31, 2007, the value of the unvested restricted stock shares was $1,288,893 and the unvested deferred cash portion was $621,533.

DIRECTOR COMPENSATION

        The company's compensation philosophy for non-employee directors is consistent with the philosophy established for the company's named executives. The compensation program is designed to attract and retain directors with the necessary experience to represent the company's shareholders and to advise the company's executive management. The compensation program is also designed to align the Board of Directors with the interests of shareholders over the long term. The company uses a combination of cash and stock-based awards to compensate directors and targets the 50th percentile of compensation survey data from the companies included in the Compensation Peer Group as well as similar industry segments and general industry.

Cash Compensation Paid to Board Members

        A change was approved in 2007 to the compensation package for members of the Board who are not employees of the company. Starting in 2007, non-employee directors receive an annual cash retainer of $90,000, paid quarterly. In addition, the Chairs of the Organization and Compensation Committee and Governance Committee receive an annual cash retainer in the amount of $10,000, the Chair of the Audit Committee receives an annual cash retainer in the amount of $15,000, and the lead independent director receives an annual cash retainer in the amount of $30,000. Directors who are employees of the company receive no compensation for their service as directors.

Stock-Based Compensation Paid to Board Members

        When a non-employee director joins the Board, the individual receives an initial grant of up to 2,500 restricted stock shares plus related restricted stock units in an amount determined by the Organization and Compensation Committee. For directors who joined the Board in 2007, the grants consisted of 1,500 restricted stock shares and 1,000 restricted stock units. Restricted units are payable in cash to assist in satisfying related income tax liabilities. Awards are made after appointment to the Board, on a date determined by the Committee. Restrictions lapse and units become immediately earned and payable with respect to 20% of the award on the date of grant and then subsequently vests at a rate of 20% per year on each anniversary of that date.

        An annual grant of restricted stock shares and restricted stock units with a total market value (based on the fair market value of the company's common stock on the New York Stock Exchange on the date of grant) of $90,000 (an increase from $75,000 in 2006) is made as of the date of the annual meeting of shareholders to each non-employee director. Restrictions on the 2007 awards lapse at a rate of 20% per year over five years. If a director leaves the Board, the portion of any award remaining subject to restrictions is forfeited. Restrictions immediately lapse, however, if a director attains the age for mandatory retirement (currently 72 years of age), obtains approval for early retirement, dies, becomes permanently and totally disabled or is terminated due to a change in control.

Deferred Compensation Program for Non-Employee Directors

        Directors have the option of deferring receipt of directors' fees until their retirement or other termination of status as a director, pursuant to the Fluor Corporation Deferred Directors' Fees Program. Directors may elect to have deferred amounts valued as if invested either wholly or partially in company stock or one or more of 14 investment funds. The company does not guarantee the rate of return. Directors electing the company stock valuation fund for deferrals and maintaining that election continuously for five years earn a 25% premium on the deferred amount deemed invested in company stock via the Fluor Stock Valuation Fund. All of the directors who deferred fees in 2007 elected the Fluor Stock Valuation Fund for at least half of their deferral. All amounts in the deferral accounts are paid in cash.

Former Retirement Plan

        In March 2003, a committee of disinterested directors determined that non-employee directors who received restricted stock shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The five directors, who were eligible at the time, made such an election. In lieu of these shares, these directors will receive the amount of their respective accrued retirement benefits at the time of the cancellation of the retirement plan upon their retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years such director had served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement. Two of the five directors who made the irrevocable election in 2003 have since retired, have surrendered their shares and have been cashed out.

DIRECTOR SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Ilesanmi Adesida	$45,000	$82,953	$7,934	$135,887
Peter K. Barker	$45,000	$82,953	$5,059	$133,012
Peter J. Fluor	$130,000	$112,922	$32,617	$275,539
James T. Hackett	$90,000	$112,922	$22,617	$225,539
Kent Kresa	$90,000	$118,736	$27,617	$236,353
Vilma S. Martinez	$90,000	$112,922	$3,117	$206,039
Dean R. O'Hare	$105,000	$112,922	$21,867	$239,789
Joseph W. Prueher	$90,000	$113,959	$27,617	$231,576
Robin W. Renwick	$100,000	$123,510	$106,230	$329,740
Peter S. Watson	$90,000	$107,594	$2,617	$200,211
Suzanne H. Woolsey	$90,000	$119,307	$5,117	$214,424

(1)
The amounts in column (b) represent fees paid for board retainers, committee chair retainers and lead independent director retainer.

(2)
The amounts in column (c) represent the dollar amount recognized for financial statement reporting purposes for fiscal year ended December 31, 2007, in accordance with FAS 123(R) of restricted stock awards, regardless of when the award was granted, and include amounts from awards granted in and prior to 2007. The fair value of these awards is based on the fair market value on the date of grant, the closing trading value of the company's common stock on the New York Stock Exchange on the date of grant. The 2007 annual stock grant was based on a fair market value of $97.11, with an overall value of $75,260, of which $45,156 was granted in restricted stock shares and $30,104 was granted in restricted stock units. On August 17, 2007 an additional grant of restricted stock shares and restricted stock units valued at $15,053, to bring the annual stock grant up to the new, approved 2007 value of $90,000. This additional grant was made to the directors who received the annual grant in May 2007. The grant was based on a fair market value of $114.91 and vests 100% one year from date of grant. Dr. Adesida and Mr. Barker received an initial stock grant, effective as of their first day of board service, June 15, 2007. The initial grant was based on a fair market value of $109.67, with an overall value of $274,175, of which $164,505 was granted in restricted stock shares (1,500 shares) and $109,670 was granted in restricted stock units (1,000 units). The initial grant vests 20% annually over five years, with the initial vesting on the first anniversary of the grant.

  As of December 31, 2007, the directors held unvested restricted stock shares (RSS) and unvested restricted stock units (RSU) as follows: Dr. Adesida, 1,200 RSS and 800 RSU; Mr. Barker, 1,200 RSS and 800 RSU; Mr. Fluor, 7,513 RSS and 1,350 RSU; Mr. Hackett, 2,754 RSS and 1,350 RSU; Mr. Kresa, 2,004 RSS and 1,350 RSU; Ms. Martinez, 6,852 RSS and 1,350 RSU; Mr. O'Hare, 6,234 RSS and 1,350 RSU; Mr. Prueher, 1,854 RSS and 1,240 RSU; Lord Renwick, 6,234 RSS and 1,350 RSU; Dr. Watson, 2,016 RSS and 1,348 RSU; and Dr. Woolsey, 2,154 RSS and 1,440 RSU.

(3)
The amounts in column (d) may include the following and vary by each director: other director fees, charitable gift match, company paid premiums on director's life insurance and company contributed premiums on deferred compensation invested into the Fluor Stock Valuation Fund. All Other Compensation is detailed in a separate table below.

(4)
The amounts in column (e) represent the total of columns (b) through (d).

DIRECTOR ALL OTHER COMPENSATION

(a)	(b)		(c)	(d)	(e)
Name	Other Director Fees ($)		Charitable Gift Match ($)(1)	Company Contributions to Nonqualified Deferred Compensation ($)(2)	Total ($)(3)
Ilesanmi Adesida	$0		$0	$7,875	$7,934
Peter K. Barker	$0		$5,000	$0	$5,059
Peter J. Fluor	$0		$0	$32,500	$32,617
James T. Hackett	$0		$0	$22,500	$22,617
Kent Kresa	$0		$5,000	$22,500	$27,617
Vilma S. Martinez	$0		$3,000	$0	$3,117
Dean R. O'Hare	$0		$0	$21,750	$21,867
Joseph W. Prueher	$0		$5,000	$22,500	$27,617
Robin W. Renwick	$84,238	(4)	$0	$21,875	$106,230
Peter S. Watson	$0		$2,500	$0	$2,617
Suzanne H. Woolsey	$0		$5,000	$0	$5,117

(1)
The amounts in column (c) represent company-matched donor contributions (to a maximum of $5,000 per donor, per fiscal year) made to eligible institutions.

(2)
Amounts in column (d) represent a 25% "premium" contribution made by the company in 2007, on deferred director's fees deemed invested in the Fluor Stock Valuation Fund.

(3)
The amounts in column (e) represent the total of columns (b) through (d) plus premiums paid by the company for each director for non-contributory life insurance benefits.

(4)
This is the amount of the payments made to Lord Renwick solely in his capacity as the Non-Executive Chairman of Fluor Limited, a wholly-owned subsidiary of the company located in the United Kingdom. In 2007, Lord Renwick was paid director fees of £42,452, which converts to $84,238 based on the exchange rate as of December 31, 2007.

RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2

        Consistent with our commitment to good corporate governance, our Audit Committee is asking shareholders to ratify its appointment of Ernst & Young LLP as our independent registered public accounting firm to audit the financial statements of the company for the fiscal year ending on December 31, 2008. In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Fluor and its shareholders.

        A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Other Fees

        The following table presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the audit of the company's annual financial statements for fiscal years 2007 and 2006, and fees billed for other services provided by Ernst & Young LLP for fiscal years 2007 and 2006.

	Fiscal Year Ended (in millions)
	2007	2006
Audit Fees	$6.9	$7.0
Audit-Related Fees(1)	0.8	1.4
Tax Fees	—	—
All Other Fees	—	—

Total Fees Paid	$7.7	$8.4

(1)
Includes pension plans, accounting and reporting consultations and advisory services regarding Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Committee's Pre-Approval Policy

        The Audit Committee of our Board of Directors has policies and procedures for the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and for the prohibition of certain services from being provided by the independent registered public accounting firm. The company may not engage its independent registered public accounting firm to render any audit or non-audit service unless the service is approved in advance by the Audit Committee pursuant to its pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to Fluor by the independent registered public accounting firm during the fiscal year. At the time such pre-approval is granted, monetary limits are established for the specified pre-approved services, which limits may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee confirms that such services are consistent with the rules of the Securities and Exchange Commission on auditor independence. Management provides the Audit Committee a quarterly report listing services performed by and fees paid to the independent registered public accounting firm during the current fiscal year.

        The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to Fluor by the independent registered public accounting firm for which the cost is less than $500,000. The Chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting, and the Audit Committee approves and ratifies the pre-approved service.

Board Recommendation

        The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008.

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES

Proposal 3

        Our Board of Directors has unanimously adopted a resolution for approval by our shareholders proposing an amendment to Article Fourth of our Amended and Restated Certificate of Incorporation (as amended to date, the "Certificate") to increase (1) the total number of shares of all classes of stock which our company will have authority to issue from 170,000,000 to 420,000,000 and (2) the number of authorized shares of common stock from 150,000,000 to 400,000,000.

        Under applicable Delaware law, the company may only issue shares of common stock to the extent it has shares authorized for issuance under the Certificate. As of February 26, 2008, of the 150,000,000 shares of common stock our Certificate has authorized for issuance, 88,593,022 shares of common stock were issued and outstanding (of which none were held in treasury), 6,324,887 shares were reserved for issuance on exercise of stock options, settlement of stock appreciation rights or vesting of restricted shares granted under our incentive plans (including those shares to be reserved under the 2008 Executive Performance Incentive Plan, if approved), 1,241,633 shares were reserved for issuance in connection with the company's equity distribution program and 5,647,014 shares of common stock were reserved for issuance upon conversion of our 1.5% convertible senior notes. As a result, the number of shares of common stock available for issuance, after taking into account shares reserved for issuance on the exercise of stock options, settlement of stock appreciation rights or vesting of restricted shares granted under our incentive plans, shares reserved for issuance under our equity distribution program and shares reserved for issuance upon the conversion of our 1.5% convertible senior notes, is 48,193,444. The proposed amendment would not change the number of authorized shares of preferred stock, nor would it change the relative rights of the holders of our common stock and preferred stock.

        Article Fourth of the Certificate is proposed to be amended and restated in its entirety. This article currently provides that:

        The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, Preferred Stock and Common Stock; the total number of shares which the Corporation shall have authority to issue is 170,000,000; the total number of shares of Preferred Stock shall be 20,000,000 and each such share shall have a par value of $.01; the total number of shares of Common Stock shall be 150,000,000 and each such share shall have a par value of $.01. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting powers, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

        As amended and restated, Article Fourth of the Certificate is proposed to read as follows:

        The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, Preferred Stock and Common Stock; the total number of shares which the Corporation shall have authority to issue is 420,000,000; the total number of shares of Preferred Stock shall be 20,000,000 and each such share shall have a par value of $.01; the total number of shares of Common Stock shall be 400,000,000 and each such share shall have a par value of $.01. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting powers, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

        Currently, our authorized shares are sufficient to meet all known needs. However, our Board of Directors considers it desirable that it have the flexibility to have additional shares of common stock available for issuance in connection with possible stock splits, stock dividends, acquisitions, financings, employee incentive plans and other corporate purposes, should our Board deem any of those actions to be in the best interests of our company and its shareholders. The Board believes that the proposed increase in authorized common stock will make sufficient shares available for use pursuant to the purposes described herein. Other than as permitted or required under the company's employee benefit plans and under outstanding options, warrants and other securities convertible into common stock, the Board of Directors has no agreements or commitments to issue additional common stock for any purposes. However, once approved, the shares of common stock may be issued from time to time by action of our Board of Directors on such terms and for such purposes as our Board of Directors may consider appropriate from time to time. No additional action or authorization by the company's shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted.

        The company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors. Under the Certificate, the company's shareholders do not have preemptive rights with respect to common stock. Thus, should the Board of Directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders. The proposed amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the company, it may be possible for the company to endeavor to impede the attempt by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for the company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the company's business. However, the Board of Directors is not aware of any attempt to take control of the company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

        If the proposed amendment is adopted, it will become effective upon filing of a certificate of amendment to the Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following this year's Annual Meeting. However, if the company's shareholders approve the proposed amendment to the company's Certificate, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercised such discretion, the number of authorized shares would remain at current levels.

Board Recommendation

        The Board of Directors recommends a vote FOR the approval of the amendment of Fluor's Certificate of Incorporation to increase the number of authorized shares.

APPROVAL OF THE FLUOR 2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

Proposal 4

Description of New Fluor Stock Plan

        In January 2008, the Board of Directors approved the Fluor 2008 Executive Performance Incentive Plan, referred to as the 2008 plan, subject to shareholder approval. The Board is asking the shareholders to approve the 2008 plan so the company may use it to assist in achieving the company's goals of increasing profitability and shareholder value, while also receiving a federal income tax deduction for certain compensation paid under the 2008 plan under Section 162(m) of the Internal Revenue Code. If the shareholders approve the 2008 plan, it will replace the Fluor Corporation 2003 Executive Performance Incentive Plan, which will be terminated, except with respect to outstanding awards previously granted thereunder. No further awards would be granted under the 2003 plan.

        The 2008 Plan has a number of special terms and limitations, including:

  •
  the exercise price for stock options and stock appreciation rights granted under the plan must equal the stock's fair market value, based on the closing price per share of the company's common stock, at the time the stock option or stock appreciation right is granted, subject to a limited exception for certain stock options assumed in corporate transactions;

  •
  the 2008 plan expressly states that stock options and stock appreciation rights granted under the plan may not be "repriced" without shareholder approval;

  •
  5.5 million shares are proposed to be available for issuance under the 2008 plan, plus the number of shares underlying any outstanding awards under the 2003 plan and the company's 2000 and 2001 plans, but which shares are not thereafter issued upon exercise or settlement of such awards;

  •
  any stock awards other than stock options and stock appreciation rights that are issued under the 2008 plan reduce the number of shares available for issuance by 1.75 times the number of shares subject to the award at settlement;

  •
  stock-based awards under the 2008 plan are subject to either three-year or one-year minimum vesting requirements, subject to exceptions for death, disability or termination of employment of an employee or upon a change of control;

  •
  non-employee directors may not participate under the 2008 plan; and

  •
  shareholder approval is required for certain types of amendments to the 2008 plan.

        The 2008 plan is substantially identical to the 2003 Executive Performance Incentive Plan, except that:

  •
  the number of shares of stock issuable under the 2008 plan, under the various types of awards and to an individual in one calendar year is as set forth below under "—Stock Subject to the 2008 Plan" and "—Qualifying Performance Criteria and Section 162(m) Limits;"

  •
  stock appreciation rights are available under the 2008 plan as set forth below under "—Stock Appreciation Rights;"

  •
  stock options and stock appreciation rights granted under the plan may not be "repriced" without shareholder approval;

  •
  the maximum amount payable under any awards granted that are settled for cash to an individual in one calendar year is as set forth below under "—Qualifying Performance Criteria and Section 162(m) Limits;" and

  •
  shareholder approval requirements to amend the 2008 plan or awards thereunder is as set forth below under "—Amendments and Termination."

        Set forth below is a summary of the features of the 2008 plan. A copy of the 2008 plan is set forth as Exhibit A to this proxy. Because this is a summary, it may not contain all the information that you consider important, and thus, we encourage you to read the full text of the 2008 plan.

        The 2008 plan is designed to enable Fluor to attract, retain and motivate its management and other key employees, and to further align the interests of such employees with those of the shareholders of Fluor, by providing for or increasing the proprietary interest of such employees in Fluor. The 2008 plan authorizes the grant and issuance of awards that may take the form of stock options, stock appreciation rights, restricted stock, incentive awards and stock units. The 2008 plan has various provisions so that awards granted under it may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance-based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Code.

Stock Subject to the 2008 Plan

        The aggregate number of shares of Fluor common stock that can be issued under the 2008 plan may not exceed 5,500,000 shares, plus the number of shares that are subject to outstanding awards previously issued under Fluor's 2000, 2001 or 2003 plans, but which are not thereafter issued upon exercise or settlement of such awards. The number of shares of Fluor common stock that may be issued under the plan will be reduced by 1.75 times the number of shares issued upon settlement of an award, other than a stock option or stock appreciation right. The number of shares subject to the 2008 plan and to outstanding awards under the 2008 plan shall be adjusted appropriately by the Board if Fluor's common stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of Fluor's assets. For purposes of calculating the aggregate number of shares issued under the 2008 plan, only the number of shares actually issued upon exercise or settlement of an award and not returned to Fluor upon cancellation, expiration or forfeiture of an award will be counted. The 2008 plan provides that shares retained by or delivered to us to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option, unissued shares resulting from the settlement of stock appreciation rights in cash and shares purchased by us in the open market do not become available for issuance as future awards under the plan.

Eligibility

        Any person who is an employee and an officer, key employee or member of Fluor's executive management team, or a prospective employee who is to be an officer, key employee or member of the executive management team, or a consultant or advisor of Fluor or any of its subsidiaries or affiliates is eligible to be selected as a recipient of an award under the 2008 plan. There are approximately 700 members of the executive management team who are covered under the 2008 plan.

Administration

        The 2008 plan will be administered by the Organization and Compensation Committee and/or one or more other committees of Fluor's Board of Directors. Subject to certain limitations, the Committee may delegate certain of its responsibilities to a subcommittee composed of one or more directors or officers of Fluor, including individuals who participate in the 2008 plan.

        Subject to the express provisions of the 2008 plan, the Committee has broad authority to administer and interpret the 2008 plan, including, without limitation, authority to:

  •
  determine who is eligible to participate in the 2008 plan;

  •
  determine to whom and when awards are granted under the 2008 plan;

  •
  make and determine the terms of awards;

  •
  determine the number of shares of common stock subject to awards and the exercise or purchase price of such shares under an award;

  •
  establish and verify the extent of satisfaction of any performance goals applicable to awards;

  •
  prescribe and amend the terms of the agreements or other documents evidencing awards made under the 2008 plan;

  •
  approve corrections in the documentation or administration of any award; and

  •
  make all other determinations deemed necessary or advisable for the administration of the 2008 plan.

Awards

        The 2008 plan authorizes the grant and issuance of the following types of awards: stock options, stock appreciation rights, restricted stock, incentive awards and stock units.

Stock Option Awards

        Subject to the express provisions of the 2008 plan and as discussed in this paragraph, the Committee has discretion to grant stock options and to determine:

  •
  the vesting schedule of stock options;

  •
  the events causing a stock option to expire;

  •
  the number of shares subject to any stock option;

  •
  the restrictions on transferability of a stock option; and

  •
  such further terms and conditions, in each case not inconsistent with the 2008 plan, as may be determined from time to time by the Committee.

        Stock options granted under the 2008 plan may be either incentive stock options qualifying under Section 422 of the Code, referred to as incentive stock options, or stock options which are not intended to qualify as incentive stock options, referred to as non-qualified stock options. The exercise price for stock options may not be less than 100% of the fair market value of Fluor's stock on the date the stock option is granted, except that the exercise price of such stock options may be above or below the fair market value of Fluor's stock on the date the stock option is granted if the stock options are granted in assumption and substitution of stock options held by employees of a company acquired by Fluor or to the extent that an optionee foregoes current cash compensation in exchange for a stock option grant. No stock option award will first become exercisable within one year from its date of grant, other than upon death, disability, termination of employment or a change of control. The exercise price of a stock option may be paid through various means specified by the Committee, including in cash or check, by delivery to Fluor of shares of Fluor stock, by a reduction in the number of shares issuable pursuant to such stock option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker). The Committee may, but need not, provide that the holder of an award has a right to receive a number of shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the award. Unless approved by shareholders, outstanding stock options may not be amended to reduce the exercise price.

Stock Appreciation Rights

        Stock Appreciation Rights may be granted alone ("freestanding SARs") or in conjunction with all or part of a stock option ("tandem SARs"). Upon exercising an SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the strike price of the SAR. The strike price of a freestanding SAR will be specified in the award agreement and is subject to the same limitations as the exercise price of a stock option. The strike price of a tandem SAR is the same as the exercise price of the related stock option. This amount is payable in common stock, cash or a combination of common stock and cash, at the committee's discretion. The other terms and conditions that apply to stock options, including the provisions that apply in the event of a participant's termination of employment, also generally apply to freestanding SARs. A participant may exercise a freestanding SAR in the manner determined by the committee and specified in the award agreement, but may only exercise a tandem SAR if the related stock option is also exercisable. A participant's tandem SAR will not be exercisable if the participant has already exercised the related stock option, or if that stock option has terminated. See "—Stock Option Awards" above for details. Similarly, once a participant exercises a tandem SAR, the related stock options will no longer be exercisable.

Restricted Stock Awards

        Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Committee. Subject to the express provisions of the 2008 plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any restricted stock award, including:

  •
  the number of shares subject to a restricted stock award or a formula for determining such;

  •
  the performance criteria and level of achievement versus these criteria that determine the number of shares granted, issued, retainable and/or vested;

  •
  the period as to which performance will be measured for determining achievement of performance;

  •
  forfeiture provisions;

  •
  the effect of termination of employment for various reasons; and

  •
  such further terms and conditions, in each case not inconsistent with the 2008 plan, as may be determined from time to time by the Committee.

        The performance criteria upon which restricted stock is granted, issued, retained and/or vested may be based on financial performance, personal performance evaluations and/or completion of service by the participant. However, no restricted stock award that vests based on the passage of time will fully vest within three years from its date of grant, other than upon death, disability, termination of employment, a change of control or upon satisfaction of such performance requirements deemed appropriate by the Committee (such events being the only circumstances when the Committee has the discretion to accelerate vesting). For example, under the 2008 Plan, the Company could grant a restricted stock award that vests one-third on each of the first three anniversaries following the grant. No portion of a restricted stock award with vesting based upon the satisfaction of performance requirements may vest in less than a year from its date of grant other than upon death, disability, termination of employment or a change of control. Notwithstanding the foregoing, for any restricted stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, the performance criteria will be a measure based on one or more "qualifying performance criteria," as described below. Notwithstanding satisfaction of any completion of service or performance goals, the number of shares granted, issued, retainable and/or vested under a restricted stock award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.

Incentive Awards

        The 2008 plan authorizes the grant of incentive awards pursuant to which a participant may become entitled to receive an amount, which may be paid in cash, stock or stock units, based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the 2008 plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any incentive award, including:

  •
  the target;

  •
  maximum amount payable to a participant as an incentive award;

  •
  the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria which determines the amount payable under an incentive award;

  •
  the periods as to which performance will be measured for determining the amount of any payment;

  •
  the timing of any payment earned by virtue of performance;

  •
  restrictions on the alienation or transfer of an incentive award prior to actual payment;

  •
  forfeiture provisions; and

  •
  such further terms and conditions, in each case not inconsistent with the 2008 plan, as the Committee may determine from time to time.

        All or any portion of an incentive award may be designed to qualify as "performance-based compensation" that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an incentive award that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more "qualifying performance criteria," as described below. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

Stock Unit Awards

        A "stock unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of common stock and is also referred to as a "restricted unit" or "shadow stock." Stock units may be settled in common stock or cash. The grant, issuance, retention and/or vesting of stock units will be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate. Each stock unit award will reflect:

  •
  the number of stock units subject to such award or a formula for determining such;

  •
  the performance criteria and level of achievement versus these criteria which will determine the number of stock units granted, issued, retainable and/or vested;

  •
  the period as to which performance will be measured for determining achievement of performance;

  •
  forfeiture provisions; and

  •
  such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

        Stock units may also be issued upon exercise of stock options, may be granted in payment and satisfaction of incentive awards and may be issued in lieu of any other compensation that the Committee elects to be paid in the form of stock units.

        The grant, issuance, retention and or vesting of each stock unit will be subject to such performance criteria and level of achievement versus these criteria as the Committee may determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant. However, no stock unit will first vest within one year from its date of grant, other than upon death, disability, termination of employment, a change of control or upon satisfaction of such performance requirements as deemed appropriate by the Committee. Notwithstanding anything to the contrary in this paragraph, the performance criteria for any stock unit that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more "qualifying performance criteria" selected by the Committee and specified at the time the stock unit is granted.

        The Committee will determine the timing of award of any stock unit. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a participant to elect for the award or vesting of any stock unit to be deferred to a specified date or event. The Committee may provide for a participant to have the option for his or her stock unit, or such portion thereof as the Committee may specify, to be granted in whole or in part in shares. The Committee may provide for stock units to be settled in cash or shares (at the election of Fluor or the participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a participant to choose. Notwithstanding satisfaction of any completion of service or performance goals, the number of stock units granted, issued, retainable and/or vested under a stock unit award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

Qualifying Performance Criteria and Section 162(m) Limits

        The performance criteria for any restricted stock, incentive award or stock unit that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Fluor as a whole or to a business unit, subsidiary or business segment, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the award:

  •
  cash flow

  •
  earnings (including gross margin, earnings before interest and taxes, or EBIT, earnings before taxes, or EBT, and net earnings)

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  earnings per share

  •
  growth in earnings or earnings per share

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  stock price

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  return on equity or average shareholders' equity;

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  total shareholder return

  •
  return on capital

  •
  return on assets or net assets

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  return on investment

  •
  revenue

  •
  income or net income

  •
  operating income or net operating income

  •
  operating profit or net operating profit

  •
  operating margin

  •
  return on operating revenue

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  market share

  •
  contract awards or backlog

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  overhead or other expense reduction

  •
  growth in shareholder value relative to the two-year moving average of the S&P 500 Index

  •
  growth in shareholder value relative to the two-year moving average of the Dow Jones Heavy Construction Index

  •
  credit rating

  •
  strategic plan development and implementation

  •
  succession plan development and implementation

  •
  retention of executive talent

  •
  improvement in workforce diversity

  •
  return on average shareholders' equity relative to the ten-year Treasury yield

  •
  improvement in safety records

  •
  capital resource management plan development and implementation

  •
  improved internal financial controls plan development and implementation

  •
  corporate tax savings

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  corporate cost of capital reduction

  •
  investor relations program development and implementation

  •
  corporate relations program development and implementation

  •
  executive performance plan development and implementation

  •
  tax provision rate for financial statement purposes

  •
  growth in stock price

  •
  return on invested capital

  •
  return on assets employed

  •
  project gross margin in earnings and in contract awards

  •
  project gross margin percentage in earnings and contract awards

  •
  project working capital

  •
  cost of cash

  •
  overhead leverage

  •
  ratio of earnings to fixed charges

  •
  debt as a percentage of total compensation

        The Committee will appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period:

  •
  asset write-downs;

  •
  litigation or claim judgments or settlements;

  •
  the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results;

  •
  accruals for reorganization and restructuring programs; and

  •
  any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in Fluor's annual report to shareholders for the applicable year.

        The aggregate number of shares subject to stock options and stock appreciation rights granted under the 2008 plan during any calendar year to any one participant may not exceed 750,000. The aggregate number of shares issued, issuable or underlying any incentive awards denominated in shares, restricted stock awards or stock unit awards (other than stock units issued or issuable upon exercise of stock options) granted under the 2008 plan during any calendar year to any one participant may not exceed 250,000. The maximum amount payable as an incentive award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an incentive award granted for any fiscal year to any person that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code may not exceed $5 million.

Change of Control

        The Committee may provide that in connection with a change of control, awards will become exercisable, payable, vested, paid or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an award which would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a change of control, no provision is made under the terms of such transaction for the holder of an award to realize the full benefit of the award.

        A change of control of Fluor shall be deemed to have occurred if (1) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of Fluor having twenty-five percent or more of the total number of votes that may be cast for the election of directors of Fluor or (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the persons who were directors of Fluor before such transaction shall cease to constitute a majority of the Board of Directors of Fluor or any successor to Fluor.

Transferability of Awards

        Generally, awards granted under the 2008 plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable to the award, other than by will or the laws of descent and distribution, except that the Committee may permit an award to be transferable to a member or members of the participant's family or to entities owned or established for the benefit of a participant's family.

Amendments and Termination

        The Board of Directors may amend, alter or discontinue the 2008 plan or any agreement evidencing an award made under the 2008 plan, but any such amendment is subject to approval by Fluor's shareholders to the extent required by law or applicable standards of the New York Stock Exchange. In addition, without the approval of the shareholders of Fluor, no amendment may:

  •
  materially increase the maximum number of shares of common stock for which awards may be granted under the 2008 plan;

  •
  reduce the price at which stock options and stock appreciation rights may be granted below the price specified in the 2008 plan;

  •
  reduce the exercise price of outstanding stock options and stock appreciation rights;

  •
  extend the term of the 2008 plan; or

  •
  change the class of persons eligible to be participants.

        After the date of a change of control, no amendment to the plan or any award document may be effected that impairs the rights of any award holder, without such holder's consent, under any award granted prior to the date of any change of control. No stock option award, restricted stock award or incentive award granted under the 2008 plan may be granted pursuant to the 2008 plan more than ten years after the date of the Board of Directors' adoption of the 2008 plan.

Federal Income Tax Consequences

        The following discussion of the federal income tax consequences of the 2008 plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the 2008 plan or of stock options granted under the 2008 plan. Because the federal income tax rules governing stock options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of stock options or dispositions of stock acquired pursuant to option exercise.

        Incentive stock options and non-qualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Non-qualified stock options need not comply with such requirements.

        An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be taken into account for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one- and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of the amount realized on disposition or the fair market value of the stock on the exercise date reduced in both instances by the exercise price. The excess of the consideration received on such a disposition over the lesser of the amount realized on disposition or the fair market value of the stock on the exercise date will generally be long term capital gain if the stock had been held for more than one year following exercise of the incentive stock option. Fluor is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, Fluor will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

        An optionee is not taxed on the grant of a non-qualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. Fluor is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for more than one year following exercise. Fluor does not receive a deduction for this gain.

        A participant will not recognize taxable income upon the grant of an SAR. Upon exercise of an SAR, a participant will recognize taxable ordinary income in an amount equal to the amount of cash received and the difference between the fair market value of the underlying shares on the date of exercise and the strike price of the SAR. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        An employee who receives restricted stock subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares become transferable or are disposed of) exceeds their purchase price, if any.

        An employee may elect pursuant to Section 83(b) of the Code, however, to include in income in the year of grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) over their purchase price, if any, on the date of grant.

        A participant will not recognize taxable income upon the grant of a stock unit. Upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit, the participant will recognize taxable ordinary income equal to the amount of any cash and/or the fair market value of any shares received.

        Upon accelerated exercisability of stock options and accelerated lapsing of restrictions upon restricted stock in connection with a change of control of Fluor, certain amounts associated with such awards could, depending upon the individual circumstances of the recipient participant, constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to these provisions a participant will be subject to a 20% excise tax on any excess parachute payment and Fluor will be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

        As described above, stock options granted under the 2008 plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by Fluor with respect to annual compensation required to be taken into account under Section 162 of the Code that is in excess of $1 million and paid to a "covered employee" (as defined under the Section 162 regulations). To so qualify, stock options must have an exercise price at least equal to the fair market value of the underlying shares on the date of grant, be awarded by a committee consisting solely of two or more "outside directors" (as defined under the Section 162 regulations) and satisfy the 2008 plan's limit on the total number of shares subject to stock options that may be awarded to any one participant during any calendar year.

Board Recommendation

        The Board of Directors recommends a vote FOR the approval of the Fluor 2008 Executive Performance Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2007 with respect to the shares of common stock that may be issued under the company's equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities available for future issuance under equity compensation plans (excluding securities listed in column (a))
Equity compensation plans approved by shareholders(1)	705,203	$81.71	2,200,920
Equity compensation plans not approved by shareholders(2)	66,830	$32.49	0

Total	772,033	$77.45	2,200,920

(1)
Consists of the 2000 Restricted Stock Plan for Non-Employee Directors, as amended in 2006, under which no securities are currently issuable upon exercise of outstanding options, warrants or rights, the 2000 Executive Performance Incentive Plan (the "2000 Plan") and the 2003 Executive Performance Incentive Plan, as amended in 2005.

(2)
Consists of shares issuable under the company's 2001 Key Employee Performance Incentive Plan (the "2001 Plan").

The 2000 Plan and 2001 Plan were broad-based plans that provided for the issuance of up to 12,000,000 and 3,600,000 shares of common stock, respectively, pursuant to stock options, restricted stock, incentive awards or stock units. Any person who was a full-time "exempt" employee or prospective employee of the company or any consultant or advisor of the company was eligible for the grant of awards under the 2000 Plan and 2001 Plan. No awards under the 2001 Plan were granted to executive officers of the company. The 2000 Plan and 2001 Plan were terminated when the company's 2003 Executive Performance Incentive Plan was approved by shareholders at the company's annual shareholders meeting in 2003.

OTHER BUSINESS

        The company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

ADDITIONAL INFORMATION

"Householding" of Proxy Materials

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. The company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if you share an address with another shareholder and you would prefer to receive a single copy of the proxy statement instead of multiple copies, please notify Fluor's investor relations department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039 or, if your shares are held in a brokerage account, your broker. The company promptly will deliver to a shareholder who received one proxy statement as the result of householding a separate copy of the proxy statement upon the shareholder's written or oral request directed to Fluor's investor relations department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

Advance Notice Procedures

        Under the company's Amended and Restated Bylaws, no business may be brought before an annual meeting by a shareholder unless written notice is delivered to the company's Secretary (containing certain information specified in the Amended and Restated Bylaws about the shareholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2009 annual meeting, between January 6, 2009 and February 6, 2009. However, in the event that the 2009 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 7, 2009 (the first anniversary of the 2008 Annual Meeting), then such notice must be received not earlier than the 120th day and not later than the 90th day prior to the date of the 2009 annual meeting or the 10th day following the day on which public announcement of the date of the 2009 annual meeting is first made by the company. These requirements are separate from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the company's proxy statement. Any notices should be sent to: Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Shareholder Proposals for the 2009 Annual Meeting

        Shareholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2009 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by the company's Secretary no later than November 14, 2008. Any proposals should be sent to: Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

Electronic Voting

        If you own your shares of common stock of record you may authorize the voting of your shares over the Internet at www.proxyvote.com or telephonically by calling 1-800-690-6903 and by following the instructions on the enclosed proxy card. If you hold shares in a Fluor or Fluor subsidiary's retirement plan participant account, you may authorize the voting of your shares over the Internet at www.proxyvote.com or telephonically by calling 1-800-690-6903 and by following the instructions on the enclosed voting instruction card. Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 6, 2008, except with respect to shares held in company retirement plans which must be received by 5:59 p.m. Eastern Daylight Time on May 5, 2008 to be voted by the trustee.

        Use of these Internet or telephonic voting procedures constitutes your authorization of Broadridge Financial Solutions, or in the case of shares held in company retirement plans, the trustee, to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm will provide a voting instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Electronic Delivery of Our Shareholder Communications

        If you received your annual meeting materials by mail, we strongly encourage you to conserve natural resources and reduce your company's printing and processing costs by signing up to receive your shareholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can submit your vote easily online. Electronic delivery can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery, go to http://enroll.icsdelivery.com/fluor. This link is also available on the investor relations home page, http://investor.fluor.com. If you have questions about electronic delivery, please call our investor relations department at 469-398-7220.

Carlos M. Hernandez Chief Legal Officer and Secretary
March 14, 2008 Irving, Texas

Exhibit A

FLUOR CORPORATION 2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

SECTION 1. Purpose of Plan

        The purpose of this "Fluor Corporation 2008 Executive Performance Incentive Plan" (the "Plan") of Fluor Corporation, a Delaware corporation, is to enable the Company, as defined in Section 2.2(a)(ii) hereof, to attract, retain and motivate its officers, executives, management and other key personnel, and to further align the interests of such persons with those of the shareholders of the Company, by providing for or increasing their proprietary interest in the Company.

SECTION 2. Administration of the Plan

        2.1    Composition of Committee.    The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company and/or by the Board of Directors of the Company or another committee of the Board of Directors of the Company, as appointed from time to time by the Board of Directors (any such administrative body, the "Committee"). The Board of Directors shall fill vacancies on, and may remove from or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. If an award granted under the Plan (an "Award") is intended to satisfy the conditions of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), then approval of such grant shall be required to be made solely by Committee members who are an "outside director" as described in the Treasury regulations under Section 162(m). Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Code Section 162(m)(4)(C), the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company (who may but need not be members of the Committee) or officers of the Company who may but need not be members of the Board of Directors of the Company and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to employees, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it; provided, however, that if the Subcommittee is composed of one or more officers of the Company who are not members of the Board of Directors of the Company, the resolution so authorizing such Subcommittee shall specify the total number of Awards (if any) such Subcommittee may award pursuant to such delegated authority, and any such Award shall be subject to the form of award agreement theretofore approved by the Committee. Any action taken by a Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee hereby designates the Secretary of the Company and the head of the Company's human resource function to assist the Committee in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. In addition, the Committee may designate other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

        2.2    Powers of the Committee.    Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

          (a)   to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan: (i) the term "fair market value" shall mean, as of any date, the closing price per share at which the Shares (as defined in Section 3.1 hereof) are sold in the regular way on the New York Stock Exchange or, if no Shares are traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares are traded on the New York Stock Exchange; and (ii) the term "Company" shall mean Fluor Corporation and its subsidiaries and affiliates, unless the context otherwise requires.

          (b)   to determine which persons are Eligible Employees (as defined in Section 4 hereof), to which of such Eligible Employees, if any, Awards shall be granted hereunder, to make Awards under the Plan and to determine the terms of such Awards and the timing of any such Awards;

          (c)   to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

          (d)   to establish and verify the extent of satisfaction of any performance goals applicable to granting Awards;

          (e)   to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

          (f)    to determine the extent to which adjustments are required pursuant to Section 12 hereof;

          (g)   to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Plan, Participants (as defined in Section 4 hereof) and the Company;

          (h)   to approve corrections in the documentation or administration of any Award; and

          (i)    to make all other determinations deemed necessary or advisable for the administration of the Plan.

        2.3    Determinations of the Committee.    All decisions, determinations and interpretations by the Committee or the Board of Directors regarding the Plan shall be final and binding on all Eligible Employees and Participants, as defined in Section 4 hereof. The Committee or the Board of Directors, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Eligible Employee and such attorneys, consultants and accountants as it may select.

SECTION 3. Stock Subject to Plan

        3.1    Aggregate Limits.    Subject to adjustment as provided in Section 12, at any time, the aggregate number of shares of the Company's common stock, $0.01 par value ("Shares"), issued pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed 5,500,000 (number of shares), plus the number of Shares subject to awards outstanding as of May 7, 2008 (the date of the Annual Shareholder's Meeting) under the Company's 2000 Executive Performance Incentive Plan, the Company's 2001 Key Employee Performance Incentive Plan and the Company's 2003 Executive Performance Incentive Plan (collectively, the "Prior Plans") but which shares are not thereafter issued upon exercise or settlement of such awards; provided that the aggregate limit of the total number of Shares that may be issued under this Plan shall be further reduced by an additional three-quarters (3/4) of a Share for each Share issued upon settlement of an Award granted in terms of Shares under the Plan other than as a Stock Option or Stock Appreciation Right. The Shares to be utilized in the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

        3.2    Code Section 162(m) Limits.    The aggregate number of Shares subject to Stock Options or Stock Appreciation Rights granted under this Plan during any calendar year to any one Eligible

Employee shall not exceed 750,000. The aggregate number of Shares issuable with respect to any Restricted Stock Awards, Incentive Awards denominated in Shares or Stock Unit Awards (other than Shares issued or issuable upon exercise of Options or Stock Appreciation Rights) granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 250,000. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 12 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m).

        3.3    Issuance of Shares.    For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan (or an award under any of the Prior Plans) may not again be made available for issuance under this Plan if such Shares are: (i) Shares that were subject to a Stock Option or Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Award, (ii) Shares used to pay the exercise price of a Stock Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of a Stock Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

SECTION 4. Persons Eligible Under Plan

        Any person who is (i) an employee of the Company (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) and who also is an officer, key employee or member of the Executive Management Team ("EMT"), (ii) a prospective employee of the Company who is to be an officer, key employee or member of the EMT, (iii) a consultant to the Company, or (iv) an advisor of the Company (each, an "Eligible Employee") shall be eligible to be considered for the grant of Awards. For purposes of this Plan, the Chairman of the Board's status as an employee shall be determined by the Board of Directors. For purposes of determining eligibility for Awards, the term "Eligible Employee" shall also include a former Eligible Employee or any person (including any estate) who is a beneficiary of a former Eligible Employee. A "Participant" is any Eligible Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.

SECTION 5. Plan Awards

        5.1    Award Types.    The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Employees and to confer certain benefits to them ("Awards"). The following types of Awards are authorized under the Plan if granted according to the terms and conditions of the Plan: Stock Option (including Incentive Stock Options), Restricted Stock, Incentive and Stock Unit. These authorized types of Awards are defined as follows:

          Stock Option Award:    A Stock Option is a right granted under Section 6 of this Plan to purchase a specified number of Shares at a specified exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the "Option Agreement"). Stock Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Stock Options that are not intended to qualify as ISOs ("Non-Qualified Stock Options" or "NQSOs") may be granted.

          Stock Appreciation Right Award:    A Stock Appreciation Right is a right granted pursuant to Section 7 of this Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the "Stock Appreciation Right Agreement").

          Restricted Stock Award:    A Restricted Stock Award is an award of Shares made under Section 8 of this Plan, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award (the "Restricted Stock Agreement").

          Incentive Award:    An Incentive Award is a bonus opportunity awarded under Section 9 of this Plan pursuant to which a Participant may become entitled to receive an amount payable either in cash, Shares or other property based on satisfaction of such performance criteria as are specified in the document(s) evidencing the Award (the "Incentive Bonus Agreement").

          Stock Unit Award:    A Stock Unit Award is an award of a right to receive the fair market value of a specified number of Shares made under Section 10 of this Plan, the grant, issuance price, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award (the "Stock Unit Agreement").

        5.2    Grants of Awards.    An Award may consist of one or two or more Award types made in any combination or in the alternative.

SECTION 6. Stock Option Awards

        The Committee may grant a Stock Option or provide for the grant of a Stock Option, in the discretion of the Committee or automatically upon the occurrence of specified events previously established by the Committee including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within any person's control.

        6.1    Option Agreement.    Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Stock Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Stock Option, (d) such terms and conditions of exercisability as may be determined by the Committee, (e) any restrictions on the transfer of the Stock Option, (f) forfeiture provisions, and (g) such further terms and conditions, consistent with the Plan as may be determined by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Code Section 422.

        6.2    Stock Option Price.    The purchase price per Share of the Shares subject to each Stock Option granted under the Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Stock Option is granted, except that the Committee may specifically provide that the exercise price of a Stock Option may be higher or lower in the case of a Stock Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired. The assumption and substitution of options shall not result in discounted options subject to Section 409A.

        6.3    Stock Option Term.    The "term" of each Stock Option granted under the Plan, including any ISOs, shall be stated in the Option Agreement but may not exceed ten (10) years from the date of its grant.

        6.4    Stock Option Vesting.    Stock Options granted under the Plan shall be exercisable at such time and in such manner prior to the expiration of the Stock Option's term as determined in the sole discretion of the Committee and evidenced in the terms of the Option Agreement. The Committee shall have the right to make the timing of the ability to exercise any Stock Option granted under the

Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Stock Option, limited by the fact that a Stock Option shall first become exercisable upon satisfaction of such performance requirements as deemed appropriate by the Committee but in no case shall such Stock Option become fully exercisable prior to the twelfth (12th) month following its date of grant, other than as a result of the Participant's death, disability or termination of employment, or a change of control of the Company.

        6.5    Option Exercise.

          (a)    Partial Exercise.    An exercisable Stock Option may be exercised in whole or in part. However, a Stock Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, that any partial exercise must be for a minimum number of whole Shares.

          (b)    Manner of Exercise.    An exercisable Stock Option shall be deemed exercised (in whole or in part) only upon delivery to the Company representative designated by the Committee all of the following: (i) a notice of exercise (in such form as the Committee authorizes) specifying the number of Shares to be purchased by the Participant; (ii) payment or provision for payment of the exercise price (in compliance with Section 6.5(c) hereof) for such number of Shares; (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other Federal, state or foreign securities laws or regulations; (iv) in the event that the Stock Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option; and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for tax withholding. Unless provided otherwise by the Committee, no Participant shall have any right as a shareholder with respect to any Shares purchased pursuant to any Stock Option until the registration of Shares in the name of the Participant, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

          (c)    Payment of Exercise Price.    To the extent authorized by the Committee, the exercise price of a Stock Option may be paid at the time established by the terms of the Option Agreement or at the time of exercise of the Stock Option in one or more of the following methods: (i) cash or certified or cashiers' check; (ii) shares of Company capital stock that have been held by the Participant for such period of time as the Committee may specify; (iii) other property deemed acceptable by the Committee; (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Stock Option; or (v) any combination of (i) through (iv).

        6.6    No Repricing without Stockholder Approval.    Other than in connection with a change in the Company's capitalization (as described in Section 12) the exercise price of a Stock Option may not be reduced without stockholder approval (including canceling previously awarded Stock Options and regranting them with a lower exercise price).

SECTION 7. Stock Appreciation Right Awards

        Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem Stock Appreciation Rights") or not in conjunction with other Awards ("freestanding Stock Appreciation Rights") and may, but need not, relate to a specific Stock Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation

Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding Stock Appreciation Rights shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6 and all tandem Stock Appreciation Rights shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable award agreement. Other than in connection with a change in the Company's capitalization (as described in Section 12) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

SECTION 8. Restricted Stock Awards

        Restricted Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

        8.1    Restricted Stock Award.    Each Restricted Stock Award shall reflect, to the extent applicable (a) the number of Shares subject to such Award or a formula for determining such, (b) the time or times at which Shares shall be granted or issued and/or become retainable or vested, and the conditions or restrictions on such Shares, (c) the performance criteria and required level of achievement relative to these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (d) the measuring period for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions consistent with the Plan as may be determined from time to time by the Committee.

        8.2    Restrictions and Performance Criteria.    The grant, issuance, retention and/or vesting of each Restricted Stock Award may be subject to such performance criteria and required level of achievement relative to these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of a specified period of service by the Participant. The grant, issuance, retention, vesting and/or settlement of any such Restricted Stock Award that is based on performance criteria and level of achievement relative to such criteria will be subject to a performance period of not less than one year, and the grant, issuance, retention, vesting and/or settlement of any such Restricted Stock Award that is based solely upon continued service and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, but may be subject to pro-rata vesting over such period, in each case, other than as a result of the Participant's death, disability or termination of employment, or a change of control of the Company.

        Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Section 11.2 hereof) selected by the Committee.

        8.3    Timing of Award.    The Committee shall determine all specifics concerning the timing of any Restricted Stock Award.

        8.4    Discretionary Adjustments.    Notwithstanding satisfaction of any required period of service or performance goals, the number of Shares granted, issued, retainable and/or vested under a Restricted Stock Award based on either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9. Incentive Awards

        Each Incentive Award will confer upon the Eligible Employee the opportunity to earn a future payment tied to a specified level of achievement with respect to one or more performance criteria for a specific performance period of not less than one year.

        9.1    Incentive Award.    Each Incentive Award shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Award, (b) the performance criteria and required level of achievement relative to these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for establishing the amount of any payment, (d) the vesting of the Incentive Award, (e) restrictions on the alienation or transfer of the Incentive Award prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, consistent with the Plan as may be determined by the Committee. In establishing the provisions of Incentive Awards, the Committee may refer to categories of such Awards as parts of "Programs" or "Plans", which names will not affect the applicability of this Plan. The maximum amount payable pursuant to that portion of an Incentive Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed Five Million Dollars ($5,000,000).

        9.2    Performance Criteria.    The Committee shall establish the performance criteria and required level of achievement relative to these criteria which shall determine the target, minimum and maximum amount payable under an Incentive Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the amount or percentage of the target Incentive Award that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Section 11.2 hereof) selected by the Committee and specified at the time required under Code Section 162(m).

        9.3    Timing and Form of Payment.    An Incentive Award will be paid in a single lump sum payment in the year following vesting, but no later than 2 1/2 months following the year of vesting. The Committee may permit a Participant or the Company to elect for the payment of any Incentive Award to be deferred to a specified date or event in accordance with an election made pursuant to the Fluor Executive 409A Deferred Compensation Program. The Committee may specify the form of payment of Incentive Awards, which may be cash, shares, or other property.

        9.4    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Award based on either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 10. Stock Units

        10.1    Stock Units.    A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one Share, also sometimes referred to as a "restricted unit" or "shadow stock". Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

        10.2    Stock Unit Awards.    Each Stock Unit Award shall reflect, to the extent applicable (a) the number of Stock Units subject to such Award or a formula for determining such, (b) the time or times at which Stock Units shall be granted and/or become vested, and the conditions or restrictions on such Stock Units, (c) the performance criteria and required level of achievement relative to these criteria which shall determine the number of Stock Units granted, issued, retainable and/or vested, (d) the measuring period for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined by the Committee.

        10.3    Performance Criteria.    The grant, issuance, retention and or vesting of each Stock Unit may be subject to such performance criteria and required level of achievement relative to these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of a specified period of service by the Participant. The grant, issuance, retention, vesting and/or settlement of any such Stock Unit that is based on performance criteria and level of achievement relative to such criteria will be subject to a performance period of not less than one year, and the grant, issuance, retention, vesting and/or settlement of any such Stock Unit that is based solely upon continued service and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, but may be subject to pro-rata vesting over such period, in each case, other than as a result of the Participant's death, disability or termination of employment, or a change of control of the Company.

        Notwithstanding anything to the contrary herein, the performance criteria for any Stock Unit that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Section 11.2 hereof) selected by the Committee and specified at the time the Stock Unit is granted.

        10.4    Timing of Award.    The Committee shall determine all specifics concerning the timing of any Stock Unit Award.

        10.5    Settlement of Stock Units.    The Committee may provide for Stock Units to be settled in cash and/or Shares. A Stock Unit Award will be settled in a single lump sum payment of cash and/or Shares in the calendar year following vesting, but no later than 2 1/2 months following the end of the calendar year of vesting. The Committee may permit a Participant or the Company to elect for the settlement of any Stock Unit Award to be deferred to a specified date or event in accordance with an election made pursuant to the Fluor Executive 409A Deferred Compensation Program. The amount of cash or Shares, to be distributed may, if the Stock Unit Agreement provides, be increased by an interest factor or by dividend equivalents, as the case may be, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 12.

        10.6    Discretionary Adjustments.    Notwithstanding satisfaction of any required period of service or performance goals, the number of Stock Units granted, issued, retainable and/or vested under a Stock Unit Award due to financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 11. Other Provisions Applicable to Awards

        11.1    Transferability.    Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to an Award or any Shares issued under an Award. During a Participant's lifetime, Stock Options and Stock Appreciation Rights may only be exercised by the Participant.

        The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant's

"immediate family", as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

        11.2    Qualifying Performance Criteria.    For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders' equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) revenue; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) market share; (r) contract awards or backlog; (s) overhead or other expense reduction; (t) growth in stockholder value relative to the two-year moving average of the S&P 500 Index; (u) growth in stockholder value relative to the two-year moving average of the Dow Jones Heavy Construction Index; (v) credit rating; (w) strategic plan development and implementation; (x) succession plan development and implementation; (y) retention of executive talent; (z) improvement in workforce diversity; (aa) return on average stockholders' equity relative to the Ten Year Treasury Yield (as hereinafter defined); (bb) improvement in safety records; (cc) capital resource management plan development and implementation; (dd) improved internal financial controls plan development and implementation; (ee) corporate tax savings; (ff) corporate cost of capital reduction; (gg) investor relations program development and implementation; (hh) corporate relations program development and implementation; (ii) executive performance plan development and implementation; (jj) tax provision rate for financial statement purposes; (ll) growth in stock price; (mm) return on invested capital (ROIC); (nn) return on assets employed (ROAE); (oo) project gross margin (PGM) in earnings and in contract awards; (pp) project gross margin percentage in earnings and contract awards; (qq) project working capital; (rr) cost of cash; (ss) overhead leverage; (tt) ratio of earnings to fixed charges; and (uu) debt as a percentage of total capitalization.

        To the extent determined by the Committee at the time an Award is granted, the Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to account for any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

        The term "Ten Year Treasury Yield" shall mean, for any fiscal period, the daily average percent per annum yield for U.S. Government Securities—10 year Treasury constant maturities, as published in the Federal Reserve statistical release or any equivalent publication. Prior to the payment of any Award intended to qualify as "performance-based compensation" under Code Section 162(m) the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where the criteria relate solely to the increase in the value of the Company's Common Stock).

        11.3    Dividends.    Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under any Award on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under the Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to an Award that has not vested or been issued or that is subject to any restrictions or conditions on the record date for dividends.

        11.4    Agreements Evidencing Awards.    The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or its delegate(s), except to the extent prohibited under applicable law, may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's effectiveness that such agreement be executed by the Participant and that the Participant agree to such further terms and conditions as specified in the agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement evidencing such Award.

        11.5    Tandem Stock or Cash Rights.    Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a provision thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; provided, however, that the number of such rights granted under any Award shall not exceed the per Eligible Employee share limitation for such Award as set forth in Section 3.2.

        11.6    Financing.    The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the exercise price associated with an Award and/or to pay any required tax withholding with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection with the Award.

SECTION 12. Changes in Capital Structure

        If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards under this Plan and the exercise or settlement price of such Awards; provided, however, that any such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify (A) as an ISO under Code Section 422, (B) as exempt from coverage under Code Section 409A, or (C) as "performance based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 13. Change of Control

        13.1    Effect of Change of Control.    The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Eligible Employee's employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant's ability to exercise any portion of the Option not previously exercisable; (b) in the case of an Incentive Award, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control; and (c) in the case of Shares issued in payment of any Incentive Award, and/or in the case of Restricted Stock or Stock Units, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

        13.2    Definitions.    Unless the Committee or the Board shall provide otherwise, "Change of Control" shall mean an occurrence of any of the following events: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; (b) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or (c) such other events as the Committee or the Board from time to time may specify. "Change of Control Transaction" shall include any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a Change of Control.

SECTION 14. Taxes

        14.1    Withholding Requirements.    The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Eligible Employee or Participant, as appropriate, for any taxes required as a result of any Awards granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such requirements.

        14.2    Payment of Withholding Taxes.    Notwithstanding the terms of Section 14.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the required withholding for taxes by the Company or, if permitted by the Committee, desired to be withheld by the Participant, in connection with the exercise of a Stock Option or Stock Appreciation Right or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company with cash or shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and are subject to Committee approval.

SECTION 15. Amendments or Termination

        The Board of Directors may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but any such amendment shall be subject to approval of the shareholders of the Company to the extent required by law or by any applicable listing standard of the New York Stock Exchange or other securities exchange or stock market where the Company has listed the Shares. In addition, unless approved by a majority of the shareholders of the Company present in person or by proxy and actually voting, no such amendment shall be made that would:

          (a)   materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 12 ("Changes in Capital Structure");

          (b)   reduce the price at which Stock Options or Stock Appreciation Rights may be granted, as described in Section 6.2;

          (c)   reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights;

          (d)   extend the term of the Plan; or

          (e)   change the class of persons eligible to be Participants.

After the date of a Change of Control, no amendment to the Plan or any agreement evidencing an Award made under the Plan shall be effected that impairs the rights of any Award holder, without such holder's consent, under any Award granted prior to the date of the Change of Control.

SECTION 16. Compliance with Other Laws and Regulations

        The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable Federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any Federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

        No Stock Option or Stock Appreciation Right shall be exercisable unless a registration statement with respect to the Stock Option or Stock Appreciation Right has been made and is in effect or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment.

SECTION 17. Award Grants by Subsidiaries

        In the case of a grant of an Award to any Participant employed by a subsidiary or affiliate, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the subsidiary or affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary or affiliate will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the subsidiary or affiliate and shall be deemed granted on such date as the Committee shall determine.

SECTION 18. No Right to Company Employment

        Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence by the Participant receiving the Award.

SECTION 19. Effectiveness and Expiration of Plan

        The Plan shall be effective on the date the Board of Directors adopts the Plan. No Stock Option Award, Stock Appreciation Right Award, Restricted Stock Award, Incentive Award or Stock Unit Award shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan.

SECTION 20. Non-Exclusivity of the Plan

        Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 21. Governing Law

        This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable Federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Directions to the
Fluor Corporation 2008 Annual Shareholders Meeting

Wednesday, May 7, 2008, beginning at 9:00 a.m. Central Daylight Time
Four Seasons Resort and Club
4150 North MacArthur Boulevard
Irving, Texas 75038

Four Seasons Resort & Club
4150 North MacArthur Blvd
Irving, Texas
Tel. (972) 717-0700
Dallas Fort Worth Airport
Love Field Airport
International Pkwy
Freeport Parkway
N Belt Line Road
N MacArthur Blvd
Luna Road
W Royal Lane
Lyndon B. Johnson Freeway
John W Carpenter Fwy
President George Bush Turnpike
W Royal Line
W Walnut Hill Lane
Hidden Ridge
W Northwest Hwy
Stemmons Fwy
Marsh Lane
W Northwest Hwy
Lemmon Ave
Cedar Springs Road
W Mockingbird Ln
Regal Row
Northgate Dr
S Belt Line Road
N Story Road
W Airport Fwy
E Airport Fwy
Irving Blvd
W Mockingbird Ln
Inwood Road
Stemmons Fwy
121
97
114
635
35E
348
12
482
183
161
Meeting Location
Fluor Corporation
6700 Las Colinas Blvd., Irving, Texas 75039
(469) 398-7000

From DFW Airport:
Leaving the airport, take the north exit.
Travel east on TX 114.
Take the MacArthur Boulevard exit.
Turn right on MacArthur Boulevard.
Proceed through 6 traffic lights.
Turn left into Four Seasons Resort & Club.	From Love Field:
Leaving the airport, turn right on Mockingbird Ln.
Travel west on I-35 to TX 114.
Take the O'Connor exit and turn left.
Turn right on Leland Drive.
Turn right on Mills Lane.
Turn right on MacArthur Boulevard.
Turn right into Four Seasons Resort & Club.	From Fluor Corporation: Leaving Fluor, turn left on MacArthur Blvd. Proceed through 9 traffic lights. Turn left into Four Seasons Resort & Club.

6700 LAS COLINAS BLVD. IRVING, TX 75039	WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH OF WHICH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 p.m.
Eastern Daylight Time May 6, 2008.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy Card.

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Fluor Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fluor Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FLRCO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLUOR CORPORATION
The Board of Directors recommends that you vote FOR the nominees in Proposal 1 and FOR Proposals 2, 3 and 4.
Vote On Directors						Vote On Proposals
1.	Election of Class III Directors.		For	Against	Abstain			For	Against	Abstain
Nominees:
	1a.	Ilesanmi Adesida	☐	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as registered public accounting firm for 2008.	☐	☐	☐
	1b.	Peter J. Fluor	☐	☐	☐	3.	Amendment of the Certificate of Incorporation to increase authorized shares.	☐	☐	☐
	1c.	Joseph W. Prueher	☐	☐	☐	4.	Approval of the 2008 Executive Performance Incentive Plan.	☐	☐	☐
	1d.	Suzanne H. Woolsey	☐	☐	☐
THIS PROXY CARD WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date						Signature (Joint Owners) Date

FLUOR CORPORATION

2008 Annual Meeting of Shareholders
May 7, 2008

You are cordially invited to attend the 2008 Annual Meeting of Shareholders which will be held on Wednesday, May 7, 2008, beginning at 9:00 a.m. Central Daylight Time, at:

Four Seasons Resort and Club

4150 North MacArthur Boulevard

Irving, TX 75038

A map is included on the last page of the Proxy Statement.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.fluor.com/2007annualreport

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2008 Annual Meeting.

Please bring it with you. Only shareholders and their guests will be admitted.

We look forward to welcoming you on Wednesday, May 7, 2008.

FOLD AND DETACH HERE

FLUOR CORPORATION

PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 7, 2008

        The undersigned, a shareholder of Fluor Corporation, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2007; and, revoking any proxy previously given, hereby constitutes and appoints C.M. Hernandez and D.M. Steuert, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Fluor Corporation, on Wednesday, May 7, 2008 at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side and upon such other matters as may be properly presented.

        THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS OTHERWISE DIRECTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the other side)

6700 LAS COLINAS BLVD. IRVING, TX 75039	WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH OF WHICH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

For shares held in Fluor retirement plans, voting instructions must be received by 5:59 p.m. Eastern Daylight Time on May 5, 2008 for the Trustee to vote the shares in accordance with your instructions.

Your Internet or telephone vote authorizes the Trustee to vote the shares in the same manner as if you marked, signed and returned your Voting Instruction Card.

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 p.m. Eastern Daylight Time on May 5, 2008. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Fluor Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:59 p.m. Eastern Daylight Time on May 5, 2008. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Fluor Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your voting instruction card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FLRCO3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLUOR CORPORATION
The Board of Directors recommends that you vote FOR the nominees in Proposal 1 and FOR Proposals 2, 3 and 4.
Vote On Directors						Vote On Proposals
1.	Election of Class III Directors.		For	Against	Abstain			For	Against	Abstain
Nominees:
	1a.	Ilesanmi Adesida	☐	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as registered public accounting firm for 2008.	☐	☐	☐
	1b.	Peter J. Fluor	☐	☐	☐	3.	Amendment of the Certificate of Incorporation to increase authorized shares.	☐	☐	☐
	1c.	Joseph W. Prueher	☐	☐	☐	4.	Approval of the 2008 Executive Performance Incentive Plan.	☐	☐	☐
	1d.	Suzanne H. Woolsey	☐	☐	☐

THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS VOTING INSTRUCTION CARD WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date						Signature (Joint Owners) Date

FLUOR CORPORATION

2008 Annual Meeting of Shareholders
May 7, 2008

You are cordially invited to attend the 2008 Annual Meeting of Shareholders which will be held on Wednesday, May 7, 2008, beginning at 9:00 a.m. Central Daylight Time, at:

Four Seasons Resort and Club

4150 North MacArthur Boulevard

Irving, TX 75038

A map is included on the last page of the Proxy Statement.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.fluor.com/2007annualreport

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2008 Annual Meeting.

Please bring it with you. Only shareholders and their guests will be admitted.

We look forward to welcoming you on Wednesday, May 7, 2008.

FOLD AND DETACH HERE

FLUOR CORPORATION

VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 7, 2008

The undersigned, a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary, such as the Fluor Corporation Salaried Employees Savings Investment Plan (the "Company Retirement Plans"), acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2007. This Voting Instruction Card constitutes your voting instructions to The Northern Trust Company which serves as trustee of the trust serving as the funding medium for the Company Retirement Plans (the "Trust") to vote the shares of Common Stock of Fluor Corporation allocated to the plan account at the Annual Meeting of Shareholders of Fluor Corporation, on Wednesday, May 7, 2008 at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side. As a participant in and a named fiduciary (i.e. the responsible party identified in the voting section of each plan document and the Trust) under the Company Retirement Plans, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to the Plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposals 2, 3 and 4. If you do not sign, date and return this card, or no direction is made, the Trust provides that the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposals 2, 3 and 4 will vote the shares allocated to the plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee's duties.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the other side)